UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1 )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMPUTER TASK GROUP, INCORPORATED

(Name of Registrant as Specified in its Charter)

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COMPUTER TASK GROUP, INCORPORATED

March 31, 2017

Dear Fellow Shareholder:

You are cordially invited to attend the 2017 Annual Meeting of Shareholders of Computer Task Group, Incorporated which will be held at our corporate headquarters located at 800 Delaware Avenue, Buffalo, New York on Wednesday, May 3, 2017 at 10:00 a.m. Eastern time.

Your proxy card is enclosed. Your vote is important. I urge you to submit your vote as soon as possible, whether or not you plan to attend the meeting. Please indicate your voting instructions and sign, date and mail the proxy promptly in the return envelope.

Sincerely,

Daniel J. Sullivan

Chairman of the Board

COMPUTER TASK GROUP, INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 3, 2017

Computer Task Group, Incorporated will hold its Annual Meeting of Shareholders at its corporate headquarters located at 800 Delaware Avenue, Buffalo, New York 14209 on Wednesday, May 3, 2017, at 10:00 a.m. Eastern time for the following purposes:

1. To elect three members of the Board of Directors, whose terms are described in the proxy statement.

2. To approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers.

3. To recommend, in an advisory and non-binding vote, whether a non-binding shareholder vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years.

4. To ratify the appointment of KPMG LLP as the Company’s independent registered accounting firm for the 2017 fiscal year.

5. To approve and ratify an amendment to the Company’s 2010 Equity Award Plan.

6. To consider and act upon any other matters that may be properly brought before the meeting or any adjournment thereof.

We have selected the close of business on Friday, March 24, 2017 as the record date for determination of shareholders entitled to notice of and vote at the meeting or any adjournment.

Buffalo, New York

March 31, 2017

By Order of the Board of Directors,

Peter P. Radetich

Senior Vice President, Secretary

            and General Counsel

IMPORTANT NOTICE REGARDING

INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON

WEDNESDAY, MAY 3, 2017

THE PROXY STATEMENT, FORM OF PROXY,

NOTICE OF MEETING AND ANNUAL REPORT

TO THE SHAREHOLDERS ARE AVAILABLE FREE

OF CHARGE AT WWW.CTG.COM

COMPUTER TASK GROUP, INCORPORATED

PROXY STATEMENT

This proxy statement and the accompanying form of proxy are being mailed on or about March 31, 2017, in connection with the solicitation by the Board of Directors of Computer Task Group, Incorporated (the “Company”) of proxies to be voted at the annual meeting of shareholders on Wednesday, May 3, 2017, and any adjournment or postponement of the meeting. The mailing address of the Company’s executive office is 800 Delaware Avenue, Buffalo, New York 14209.

The Board has selected the close of business on Friday, March 24, 2017 as the record date for the determination of shareholders entitled to vote at the annual meeting. On that date, the Company had outstanding and entitled to vote 15,256,873 shares of common stock, par value $.01 per share. A list of shareholders entitled to vote at the 2017 annual meeting will be available for examination during the annual meeting by any shareholder who is present at the meeting.

Each outstanding share of common stock is entitled to one vote. Shares cannot be voted at the meeting unless the shareholder is present or represented by proxy. If a properly executed proxy in the accompanying form is timely returned, the shares represented thereby will be voted at the meeting in accordance with the instructions contained in the proxy, unless the proxy is revoked prior to its exercise. Any shareholder may revoke a proxy either by executing a subsequently dated proxy or notice of revocation, provided that the subsequent proxy or notice is delivered to the Company prior to the taking of a vote, or by voting in person at the meeting.

Under the New York Business Corporation Law (“BCL”) and the Company’s By-laws, the presence, in person or by proxy, of one-third of the outstanding common stock is necessary to constitute a quorum of the shareholders to take action at the annual meeting. Once a quorum is established, under the BCL and the Company’s By-laws, the directors standing for election may be elected by a plurality of the votes cast. In plurality voting, the nominee who receives the most votes for his or her election is elected. Other proposals require the approval of a majority of the votes cast on each proposal.

If a broker holds your shares, this proxy statement and a proxy card have been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct the broker to vote your shares. If you desire to have your vote counted, it is important that you return your voting instructions to your broker. A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have no discretion to vote such shares on non-routine matters if the broker has not been furnished with voting instructions by the beneficial owners of such shares. The matters being submitted to shareholders in Proposals 1, 2, 3 and 5 are non-routine matters on which brokers have no authority to vote without instructions from beneficial owners.

Abstentions and broker non-votes have no effect on the determination of whether a plurality exists with respect to a given director nominee. With respect to other proposals, abstentions will count as votes cast on the proposal, but will not count as votes cast in favor of the proposal and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be considered to have voted on the proposal and therefore will have no effect. The proxies will be voted for or against the proposals or as an abstention in accordance with the instructions specified on the proxy form. If proxies are signed and returned, but no instructions are given, proxies will be voted for each of the proposals.

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to deliver a full set of proxy materials to you and make the proxy materials available on our website at

www.ctg.com. You may vote by completing, signing, dating and returning your proxy card in the envelope provided as soon as possible before the meeting. Any shareholder attending the annual meeting may vote in person. If you have returned a proxy card, you may revoke your prior instructions and cast your vote at the annual meeting by following the procedures described in this proxy statement.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. The term for Class II Directors will expire at the 2017 annual meeting.

On July 19, 2016, Clifford B. Bleustein resigned from the Board of Directors. On July 21, 2016, the Board appointed Arthur W. Crumlish as a Class III Director, to hold office until the 2017 annual meeting of shareholders. On February 16, 2017, William D. McGuire retired from the Board of Directors and the Board appointed Owen J. Sullivan as a Class II Director to fill the vacancy, to hold office until the 2017 annual meeting of shareholders. As such, the Board presently consists of six members.

Directors elected to Class II at the 2017 annual meeting will hold office for a three-year term expiring at the annual meeting of shareholders in 2020 and until their successors are elected and qualified. Directors elected to Class III at the 2017 annual meeting will hold office for a one-year term expiring at the annual meeting of shareholders in 2018 and until their successors are elected and qualified.

The shares represented by properly executed and timely returned proxies will be voted, in the absence of contrary instructions, in favor of the election of the following three director nominees:

•	Class II Directors—James R. Helvey III and Owen J. Sullivan

•	Class III Director—Arthur W. Crumlish

All nominees have consented to serve as directors, if elected. However, if at the time of the meeting any nominee is unable to stand for election, the persons who are designated as nominees intend to vote, in their discretion, for such other persons, if any, as may be nominated by the Board.

Nominees for Class II Directors Whose Terms Expires in 2020

James R. Helvey III

Mr. Helvey, 58, was appointed to CTG’s Board of Directors in November 2015. Mr. Helvey is a founding Partner of the investment advisory firm Cassia Capital Partners LLC, which he established in 2011. Prior to that, he was a principal partner with CMT Asset Management, Ltd.—an international asset management firm he helped establish in 2005 where he was responsible for risk management and portfolio construction. Mr. Helvey is currently a member of the Board of Directors of Coca-Cola Bottling Company Consolidated, where he serves on the Audit Committee. From 2005 to 2014, Mr. Helvey was as a member of the Board of Directors of Pike Electric, Inc. where he served on the Audit and Compensation Committees (Pike Electric was sold in December 2014 to Court Square Capital Partners). From 2000 to 2002, Mr. Helvey served as Chairman and Chief Executive Officer of Cygnifi Derivatives LLC, a firm that specialized in commercializing risk management tools developed by J.P. Morgan. From 1985 to 2000, Mr. Helvey held various Managing Director positions with J.P. Morgan, including: Global Head of Derivative Counterparty and Hedge Fund Risk Management, Vice Chairman of the Risk Committee and Head of Business Risk Monitoring in the Corporate Risk Management Group where he was responsible for monitoring the firm’s global market and credit risks, Global Head of Securities Lending Group where he was responsible for restructuring and implementing a new risk management system; and Head of the firm’s Derivatives Valuation Service. Mr. Helvey is also a member of the Board of Directors of Piedmont Federal Savings Bank where he serves as Audit Committee Chairman; and a member of the Wake Forest University Board of Trustees where he has served on the Investment Policy Committee since 1998. Mr. Helvey is also a member of the Board of Directors for Wake Forest Baptist Medical Center, where he serves as the Chairman of the Audit and Health Sciences Investment Policy Committees. Mr. Helvey also serves as a Director for Verger Capital Management, an asset management firm wholly owned with Wake Forest University. Mr. Helvey earned a Master’s Degree in International Affairs, Banking and Finance from the School of International and Public Affairs at Columbia University in New York where he was in international fellow. He also attended the University of Cologne, West Germany as a Fullbright Scholar; and earned his Bachelor’s degree from Wake Forest University, graduating with honors and Phi Beta Kappa.

Owen J. Sullivan	Mr. Sullivan, 59, was appointed to the Board of Directors in February 2017. Mr. Sullivan is an operating partner for Baird Capital, a venture capital, growth equity and private equity investment firm, working with its Technology and Services Team since 2015. He has also been the Managing Director and Founder of Growth Advisory Partners, an executive and board level consulting business focusing on the middle market, since 2013. He has over thirty years of executive-level experience in the staffing solutions and professional resourcing industry, culminating in his service as President of ManpowerGroup’s Specialty Brands business, which he joined in 2003 and served in a variety of executive positions until his retirement in 2013. He previously served from 1993 to 2001 as president of the financial services group at Metavante in Brown Deer, WI, a financial technology firm since acquired by Fidelity National Information Services Inc., better known as FIS. Mr. Sullivan holds a bachelor’s degree from Marquette University, where he serves on the board of trustees. He is also on the boards of the Medical College of Wisconsin, Johnson Financial Group and Journal Communications, as well as Ministry Health Care. Mr. Sullivan is unrelated to Daniel J. Sullivan, Chairman of the Board.

Nominee for Class III Director Whose Term Expires in 2018

Arthur W. Crumlish

Mr. Crumlish, 62, was named Chief Executive Officer of the Company and appointed to the Company’s Board of Directors in July 2016. Mr. Crumlish has been with the Company since 1990 and most recently served as Senior Vice President and General Manager of

Strategic Staffing Services (SSS), the Company’s largest business unit for the past 15 years. As the general manager for SSS, Mr. Crumlish oversaw business development, delivery, sales, and recruiting for many of the Company’s largest customers. Prior to assuming the general manager role, Mr. Crumlish served as financial controller for the Company’s Strategic Staffing Services division, where he was responsible for business plan development, financial reporting and analysis, pricing, contractual compliance, and policy/procedure implementation. Mr. Crumlish was also manager of general accounting and financial controller of the Company’s IBM national team. Mr. Crumlish earned a master of business administration degree from Canisius College in Buffalo, New York, and a Bachelor of Science degree from Niagara University in Niagara Falls, New York.

The Board of Directors Recommends that Shareholders Vote FOR the

Nominees for Class II and Class III Directors

Class III Directors Whose Terms Expire in 2018

Daniel J. Sullivan	Mr. Sullivan, 70, has been a Director of CTG since 2002 and was appointed to serve as the non-executive Chairman of the Board of Directors in October 2014. He most recently served as the President and Chief Executive Officer of FedEx Ground from 1998 until 2007. FedEx Ground is a wholly owned subsidiary of FedEx Corporation. From 1996 to 1998, Mr. Sullivan was the Chairman, President and Chief Executive Officer of Caliber System. In 1995, Mr. Sullivan was the Chairman, President and Chief Executive Officer of Roadway Services. Mr. Sullivan is currently a member of the Board of Directors of Schneider National, Inc. (Green Bay, Wisconsin), where he serves as non-executive Chairman of the Board of Directors. Mr. Sullivan is also a current member of the Board of Directors of The Medical University of South Carolina Foundation where he serves as Vice Chairman of the Board of Directors. Mr. Sullivan previously served as a member of the Board of Directors of Pike Electric, Inc. from 2007 to 2014 (Pike Electric was sold in December 2014 to Court Square Capital Partners), GDS Express (Akron, Ohio) from 2004 to 2009; and Gevity, Inc. (Bradenton, Florida) from 2008 to 2009. He is a former federal commissioner for the Flight 93 National Memorial project in Somerset County, Pennsylvania.

Class I Directors Whose Terms Expires in 2019

Valerie Rahmani

Valerie Rahmani, 59, was appointed to CTG’s Board of Directors in November 2015. Ms. Rahmani is a non-executive Director, Chairman of the Innovation Committee and member of the Risk Committee of Aberdeen Asset Management PLC, a UK-based Financial Times Stock Exchange 250 global investment management group. Ms. Rahmani is also a member of the Executive Advisory Board for Atlanta Telecom Professionals. From 2010 to 2015, Ms. Rahmani was a member of the Board of Directors of Teradici Corporation—a private technology company where she served on the Audit and Compensation Committees. She most recently served as Chief Executive Officer of Damballa, Inc. from 2009 to 2012. Damballa was a venture capital funded cyber-security company headquartered in Atlanta, Georgia. Prior to her role at Damballa, Ms. Rahmani was with IBM in various managerial capacities for 28 years. Her latest role was General Manager of IBM Internet Security Systems. Other IBM roles included General Manager of the $2.7 billion Global Technology Services businesses, head of Sales and Services Strategy unit, General Manager of IBM’s $3.5 billon UNIX server business, General Manager of IBM’s Mobile business as well as serving as the Executive Assistant to Louis Gerstner, former Chairman and Chief Executive Officer of IBM. Ms. Rahmani holds an MA and a Doctor of Philosophy degree in Chemistry from Oxford University, England.

David H. Klein

Mr. Klein, 68, has been a Director since September 2012. He is the President of Klein Solutions Group, LLC, which provides advice on policy, strategy, operations and finance to healthcare delivery and payer organizations. Mr. Klein also serves as: a special advisor to the CEO of the University of Rochester (UR) Medical Center, a professor of public health sciences in the UR School of Medicine and Dentistry and as an executive professor of healthcare management in the UR Simon Business School. He also provides pro bono advice on strategy, population health management and partnerships with health plans and corporations. Mr. Klein was most recently the Chief Executive Officer of The Lifetime Healthcare Companies, which was comprised of Excellus BlueCross BlueShield (BCBS), Univera Healthcare, Lifetime Health Medical Group, Lifetime Care (home care agency), EBS-RMSCO Benefit Solutions (benefits consulting firm and third party administration) and MedAmerica (long term care insurance company). Mr. Klein had been a senior executive with The Lifetime Healthcare Companies and its predecessor companies since 1986, serving as CEO from 2003 until 2012. Mr. Klein previously was an executive with the national BlueCross BlueShield Association and Health Care Service Corporation. He served as director of the national Blue Cross Blue Shield Association (BCBSA) and America’s Health Insurance Plans. Mr. Klein currently serves as a director of the following privately held companies: Landmark Health (a Francisco Partners (private equity fund) company which creates and manages home visiting multi-disciplinary medical groups to care for complex, chronically ill patients), Avalon Healthcare Solutions (also a Francisco Partners (private equity fund) company that provides laboratory benefits management solutions), Cogito (an Open View Partner/Romulus Capital/Sales Force Ventures funded customer engagement/voice analytics company), NextHealth Technologies (a Norvest Venture Partners patient engagement optimization company), PNT (a claims and clinical information data acquisition company), Excel Partners Venture Fund (a venture capital fund that invests in high-tech startups focused on Upstate New York) and Orthometrics (a technology enabled musculoskeletal injury risk management company). He is also a director of the following University of Rochester private company spinouts: PharmAdva (an automated home medication adherence system manufacturer), WavoDyne (a pharmaceutical manufacturer that has developed a novel anti-inflammatory molecule) and Cerebral Assessment Systems (a noninvasive cognitive impairment testing company). Mr. Klein is a member of the Cressey & Company private equity fund Distinguished Executives Council. He serves as an advisor to Health Catalyst Capital Management, LLC private equity fund. Mr. Klein serves as non-executive chair of the New York eHealth Collaborative which operates New York State’s health information exchange. Mr. Klein is a member of Johns Hopkins University Carey School of Business Health Care Advisory Board. Mr. Klein chaired United Way of Greater Rochester and an American Cancer Society Capital Campaign to establish a new Rochester Hope Lodge. He has also been president of the local Boy Scout Council and director of Northeast Region, Boy Scouts of America. He is a Boy Scouts’ Distinguished Eagle Scout and a recipient of their Silver Beaver and Silver Antelope awards. Mr. Klein received a Bachelor of Science from Rensselaer Polytechnic Institute and his Master of Business Administration from the University of Chicago.

SECURITY OWNERSHIP OF THE COMPANY’S COMMON SHARES

BY CERTAIN BENEFICIAL OWNERS AND BY MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of March 24, 2017, the following persons were beneficial owners of more than five percent of the Company’s common stock. The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated. The following table shows the nature and amount of their beneficial ownership.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Ownership		Percent of Class
Common Stock	Royce and Associates, LP	1,629,707	(1)	10.7%
	745 Fifth Avenue
	New York, NY 10151

Common Stock	Lloyd I. Miller, III	1,336,716	(2)	8.8%
	3300 South Dixie Highway, Suite 1-365
	West Palm Beach, FL 33405

Common Stock	Minerva Advisors LLC, and related parties	1,066,940	(3)	7.0%
	50 Monument Road, Suite 201
	Bala Cynwyd, PA 19004

(1)	Based solely on information contained in a Schedule 13G filed January 6, 2017, indicating that Royce & Associates LP has sole voting and dispositive power over 1,629,707 shares.

(2)	Based solely on information contained in a Schedule 13G/A filed January 26, 2017, indicating that Lloyd I. Miller, III has sole voting and dispositive power over 1,301,988 shares; and shared voting and dispositive power over 34,728 shares.

(3)	Based solely on information contained in a Schedule 13G filed on February 8, 2017, indicating that Minerva Advisors LLC, Minerva Group, LP, Minerva GP, LP, Minerva GP, Inc. and David P. Cohen have sole voting power and sole dispositive power over 690,317 shares; and that Minerva Advisors LLC and David P. Cohen have shared voting power and share dispositive power over 376,623 shares.

Security Ownership by Management

The table below sets forth, as of March 24, 2017, the beneficial ownership of the Company’s common stock by (i) each director and nominee for director individually, (ii) each executive officer named in the summary compensation table individually, and (iii) all directors and executive officers of the Company as a group.

Name of Individual or Number in Group	Shares Owned	Shares Beneficially Owned (1)	Total Ownership (2)	Percent of Class
Arthur W. Crumlish	176,919	118,375	295,294	1.9%
James R. Helvey III	18,899	—	18,899	0.1%
David H. Klein	32,415	33,096	65,511	0.4%
Valerie Rahmani	18,899	—	18,899	0.1%
Daniel J. Sullivan	141,758	260,000	401,758	2.6%
Owen J. Sullivan	—	—	—	0.0%
Clifford B. Bleustein	37,202	100,000	137,202	0.9%
Filip J.L. Gydé	116,273	110,537	226,810	1.5%
Brendan M. Harrington	133,917	119,950	253,867	1.7%
Peter P. Radetich	87,224	83,375	170,599	1.1%

All directors and executive officers as a group (10 persons)	763,506	825,333	1,588,839	10.4%

(1)	Amounts represent number of shares available to purchase through the exercise of options that were exercisable on or within 60 days after March 24, 2017.

(2)	The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.

THE BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors is divided into three classes serving staggered three-year terms. The Board has six directors and the following three committees: (i) Audit, (ii) Compensation, and (iii) Nominating and Corporate Governance. During 2016, the Board held a total of seven meetings. Each director attended at least 75% of the total number of Board meetings and the total number of meetings for the Board committees on which such director served.

Director Independence and Executive Sessions

The Board of Directors affirmatively determined in February 2017 that each of the Company’s five non-management directors, which include James R. Helvey III, David H. Klein, Valerie Rahmani, Daniel J. Sullivan, and Owen J. Sullivan, is an independent director in accordance with our corporate governance policies and the standards of the NASDAQ Stock Market (“NASDAQ”). As a result of these five directors being independent, a majority of our Company’s Board of Directors is currently independent as so defined. The Board of Directors has determined that there are no relationships between the Company and the directors classified as independent other than service on our Company’s Board of Directors.

The foregoing independence determination also included the conclusions of the Board of Directors that:

•

each member of the Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee described in this proxy statement is respectively independent under the standards listed above for purposes of membership on each of these committees; and

•	each of the members of the Audit Committee also meets the additional independence requirements under Rule 10A-3(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Daniel J. Sullivan serves as the Chairman of the Board of Directors and is responsible for scheduling and setting the agenda for the executive sessions of the independent directors. Such executive sessions are expected to occur at regularly scheduled times during the fiscal year ending December 31, 2017, typically in conjunction with a regularly scheduled Board meeting, in addition to the separate meetings of the standing committees of the Board of Directors.

The Board of Directors has also adopted a statement of corporate governance principles that is available on the Company’s website as described below under “Corporate Governance and Website Information.”

Audit Committee

The Audit Committee is composed of five directors: James R. Helvey III, Chairman, David H. Klein, Valerie Rahmani, Daniel J. Sullivan, and Owen J. Sullivan, and operates under a written charter adopted by the Board of Directors. The charter of the Audit Committee is available on our Company’s website as described below under “Corporate Governance and Website Information.” The Audit Committee met six times during 2016.

The primary purposes of the Audit Committee are to oversee on behalf of the Company’s Board of Directors: (1) the accounting and financial reporting processes of the Company and integrity of the Company’s financial statements, (2) the audits of the Company’s financial statements and appointment, compensation, qualifications, independence and performance of the Company’s independent registered public accounting firm, (3) the Company’s compliance with legal and regulatory requirements, (4) the Company’s internal audit function, and (5) the preparation of the Audit Committee report that SEC rules require to be included in the annual proxy statement. The Audit Committee’s job is one of oversight. Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles. The

Company’s independent registered public accounting firm is responsible for auditing those financial statements. It is the Audit Committee’s responsibility to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews. Therefore, the Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, on its discussions with the independent registered public accounting firm and on the representations of the Company’s independent registered public accounting firm included in its report on the Company’s financial statements.

The Board of Directors has determined that the members of the Audit Committee are independent as described above under “Director Independence and Executive Sessions” and that each of them is able to read and understand fundamental financial statements. The Board of Directors has determined that James R. Helvey III is an “audit committee financial expert” as defined in Item 407 of Regulation S-K. Under the rules of the SEC, the determination that a person is an audit committee financial expert does not impose on such person any duties, obligations or liability any greater than the duties, obligations and liability imposed on any other member of the Audit Committee or the Board of Directors. Moreover, the designation of a person as an audit committee financial expert does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with management; and has discussed with the Company’s independent auditors the matters required to be discussed pursuant to PCAOB Auditing Standard No. 16. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accountant the independent registered public accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Submitted by the Audit Committee

James R. Helvey III, Chairman

David H. Klein

Valerie Rahmani

Daniel J. Sullivan

Owen J. Sullivan

Nominating and Corporate Governance Committee and Director Nomination Process

The Nominating and Corporate Governance Committee is composed of David H. Klein, Chairman, James R. Helvey III, Valerie Rahmani, Daniel J. Sullivan, and Owen J. Sullivan. This Committee held four meetings during 2016.

This Nominating and Corporate Governance Committee has a charter that is available on our Company’s website as described below under “Corporate Governance and Website Information.” The primary purposes of the Committee are to (a) identify and select the individuals qualified to serve on the Company’s Board of

Directors for election by shareholders at each annual meeting of shareholders and to fill vacancies on the Board of Directors, (b) implement the Board’s criteria for selecting new directors, (c) develop, recommend to the Board, and assess corporate governance policies for the Company, and (d) oversee the evaluation of the Board.

The Board of Directors has determined that the members of the Nominating and Corporate Governance Committee are independent as described above under “Director Independence and Executive Sessions.”

Director Nominations Made by Shareholders. The Nominating and Corporate Governance Committee will consider nominations timely made by shareholders pursuant to the requirements of our By-laws, which are further discussed under “Shareholder Proposals.” The Nominating and Corporate Governance Committee has not formally adopted any specific elements of this policy, such as minimum specific qualifications or specific qualities or skills that must be possessed by qualified nominees, beyond the Nominating and Corporate Governance Committee’s willingness to consider candidates proposed by shareholders.

Procedure for Shareholders to Nominate Directors. Any shareholder who intends to present a director nomination proposal for consideration at the 2018 annual meeting may use the procedures set forth in the Company’s By-laws, although the Company would not be required to include the nomination proposal as a proposal in the proxy statement and proxy card mailed to shareholders in connection with the next annual meeting of shareholders. For shareholder nominations of directors to be properly brought before an annual meeting by a shareholder pursuant to the By-laws, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary of the Company not later than 60 days in advance of the originally scheduled date of the annual meeting of shareholders.

The shareholder’s notice referred to above must set forth (1) the name and address of the shareholder who intends to make the nomination, the beneficial owner or owners, if any, or other persons on whose behalf the nomination is made or acting in concert therewith and of the person or persons to be nominated; (2) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (4) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated by the Board of Directors; (5) the shareholder or beneficial owner’s direct and indirect ownership interests in the Company, including ownership of derivative securities; and (6) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Board Composition and Diversity. The Nominating and Corporate Governance Committee’s current process for identifying and evaluating nominees for director consists of general periodic evaluations of the size and composition of the Board of Directors with a goal of maintaining continuity of appropriate industry expertise and knowledge of the Company. The Nominating and Corporate Governance Committee strives to compose the Board of Directors with individuals possessing a variety of complementary skills.

With respect to the nominees for election at this meeting and with respect to the other members of the Board, the Nominating and Corporate Governance Committee and the Board of Directors as a whole focused primarily on the experience, qualifications, attributes and skills discussed in each of the director’s biographies set forth above. In each case, the Nominating and Corporate Governance Committee and the Board of Directors considered important the achievements of the individual in the successful career described. With regard to

Mr. Crumlish, the Nominating and Corporate Governance Committee and the Board believe that it is important that they have immediate access to his direct involvement in the management of the Company. With regard to Mr. Helvey, the Nominating and Corporate Governance Committee and the Board particularly noted his extensive financial experience and prior audit committee experience. With regard to Mr. Klein, the Nominating and Corporate Governance Committee and the Board particularly noted his extensive experience managing health plan entities and his knowledge of the healthcare industry – which is an important market for the Company’s services. With regard to Ms. Rahmani, the Nominating and Corporate Governance Committee and the Board particularly noted her experience in cyber-security and her extensive management experience within the IT Services industry. With regard to Mr. Daniel J. Sullivan, the Nominating and Corporate Governance Committee and the Board particularly noted the broad perspective resulting from his diverse experience in managing and serving as an officer for a large, public company. With regard to Mr. Owen J. Sullivan, the Nominating and Corporate Governance Committee and the Board particularly noted his extensive experience in the staffing solutions and professional resourcing industry, including his roles at ManpowerGroup.

Although diversity may be a consideration in the Nominating and Corporate Governance Committee’s process, the Nominating and Corporate Governance Committee and the Board of Directors do not have a formal policy with regard to the consideration of diversity in identifying director nominees. Since neither the Board nor the Nominating and Corporate Governance Committee has received any shareholder nominations in the past, the Nominating and Corporate Governance Committee has not considered whether there would be any differences in the manner in which the Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder.

Source of Recommendation for Current Nominees. The nominees for director included in this proxy statement have been formally recommended by the incumbent independent directors who serve on the Nominating and Corporate Governance Committee. The Company engaged the services of Seiden Krieger Associates, a third party executive recruiting firm, to recruit candidates to fill the vacancy created by Mr. McGuire’s retirement in February, which was ultimately filled by Mr. Owen J. Sullivan.

Past Nominations from More Than 5% Shareholders. Under the SEC rules (and assuming consent to disclosure is given by the proponents and nominee), the Company must disclose any nominations for director made by any person or group beneficially owning more than 5% of the Company’s outstanding common stock received by the Company by the date that was 120 calendar days before the anniversary of the date on which its proxy statement was sent to its shareholders in connection with the previous year’s annual meeting. The Company did not receive any such nominations.

Shareholder Communications to the Board of Directors

Any record or beneficial owner of the Company’s common stock who has concerns about accounting, internal accounting controls, auditing matters or any other matters relating to the Company and wishes to communicate with the Board of Directors on such matters may contact the Audit Committee directly. The Audit Committee has undertaken on behalf of the Board of Directors to be the recipient of communications from shareholders relating to the Company. If particular communications are directed to the full Board, independent directors as a group, or individual directors, the Audit Committee will route these communications to the appropriate directors or committees so long as the intended recipients are clearly stated. Alternatively, any interested parties may communicate with the Chairman of the Board of Directors by writing to Daniel J. Sullivan, c/o Computer Task Group, Incorporated, 800 Delaware Avenue, Buffalo, New York 14209.

Communications intended to be anonymous may be made by calling the Company’s Whistleblower Hotline Service at 800-854-5313 and identifying yourself as an interested party intending to communicate with the Audit Committee (this third party service undertakes to forward such communications to the Audit Committee if so requested, assuming the intended recipient is clearly stated). You may also send communications intended to be anonymous by mail, without indicating your name or address, to Computer Task Group, Incorporated,

800 Delaware Avenue, Buffalo, New York 14209, Attention: Chairman of the Audit Committee. Communications not intended to be made anonymously may also be made by calling the hotline number or by mail to that address.

Shareholder proposals intended to be presented at a meeting of shareholders by inclusion in the Company’s proxy statement under SEC Rule 14a-8 or intended to be brought before a shareholders’ meeting in compliance with the Company’s By-laws are subject to specific notice and other requirements referred to under “Shareholder Proposals” and in applicable SEC rules and the Company’s By-laws. The communications process for shareholders described above does not modify or eliminate any requirements for shareholder proposals intended to be presented at a meeting of shareholders. If you wish to make a proposal to be presented at a meeting of shareholders, you may not communicate such proposals anonymously and may not use the hotline number or Audit Committee communication process described above in lieu of following the notice and other requirements that apply to shareholder proposals intended to be presented at a meeting of shareholders.

The Company encourages its directors to attend its annual meetings but has not adopted a formal policy requiring this attendance. All of our directors attended our annual meeting on May 4, 2016.

Corporate Governance and Website Information

The Company follows certain corporate governance requirements that it believes are in compliance with the corporate governance requirements of the NASDAQ listing standards and SEC regulations. The principal elements of these governance requirements as implemented by our Company are:

•	affirmative determination by the Board of Directors that a majority of the directors is independent;

•	regularly scheduled executive sessions of independent directors;

•

Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee comprised of independent directors and having the purposes and charters described above under the separate committee headings;

•	internal audit function;

•	corporate governance principles of our Board of Directors;

•	specific authorities and procedures outlined in the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee; and

•

a code of business conduct and ethics applicable to directors, officers and employees of our Company. This code also contains a sub-section that constitutes a code of ethics (the “Code of Ethics”) specifically applicable to the Chief Executive Officer, Chief Financial Officer and other members of our Company’s finance department based on their special role in promoting fair and timely public reporting of financial and business information about our Company.

The charters of the Audit Committee, Compensation Committee, and Nominating and Governance Committee, the corporate governance principles of the Board of Directors, and the Code of Ethics are available without charge on the Company’s website at www.ctg.com, by clicking on “Investors,” and then “Corporate Governance.” We will also send these documents without charge and in print to any shareholder who requests them. The Company intends to disclose any amendments to or waivers of the Code of Ethics on its website.

Board Leadership and Role in Risk Oversight

The Company’s Board has elected to separate the Chairman and the CEO roles and has appointed Mr. Daniel J. Sullivan to serve as the Company’s Chairman of the Board. The Company believes that splitting such governance roles promotes independent oversight of management and facilitates a balance of power more aligned with shareholder interests.

The Board views enterprise risk management (“ERM”) as an integral part of the Company’s strategic planning process and, as such, has charged the Audit Committee with the responsibility of overseeing the ERM process. To facilitate coordination of ERM at the operational level, the Audit Committee appointed the company’s CFO as the Company’s Chief Risk Officer (“CRO”). In this capacity, the CFO works with the CEO and executive officers of the Company to provide periodic ERM reports to the Audit Committee; and strives to generate careful and thoughtful attention on the Company’s ERM process, the nature of material risks to the Company and the adequacy of the Company’s policies and procedures designed to mitigate these risks. Among the matters that are considered in the Company’s ERM process is the extent to which the Company’s policies and practices for incentivizing and compensating employees, including non-executive officers, may create risks that are reasonably likely to have a material adverse effect on the Company. In this manner, the Board believes it appropriately encourages management to promote a corporate culture that appreciates risk management and incorporates it into the overall strategic planning process of the Company.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, the Compensation Committee was comprised entirely of independent directors. The Compensation Committee of the Board of Directors is composed of Valerie Rahmani, Chairman, James R. Helvey III, David H. Klein, Daniel J. Sullivan, and Owen J. Sullivan. William D. McGuire served as Chairman of the Compensation Committee until his retirement in February 2017.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Composition and Primary Purposes

The Compensation Committee of the Board of Directors is composed of Valerie Rahmani, Chairman, James R. Helvey III, David H. Klein, Daniel J. Sullivan, and Owen J. Sullivan. The Compensation Committee is responsible for overseeing the administration of the Company’s employee stock and benefit plans, establishing policies relating to the compensation of employees and setting the terms and conditions of employment for executive officers. During 2016, the Compensation Committee held a total of five meetings. The Board of Directors has determined that the members of the Compensation Committee are independent as described above under “Director Independence and Executive Sessions.”

The Compensation Committee has a charter that is available on our Company’s website as described above under “Corporate Governance and Website Information.” The Compensation Committee reviews the charter annually and updates the charter as necessary.

The primary purposes of the Compensation Committee are to:

(1)	review and approve corporate goals and objectives relevant to the Company’s compensation philosophy,

(2)	evaluate the CEO’s performance and determine the CEO’s compensation in light of those goals and objectives,

(3)	review and approve executive officer compensation, incentive compensation plans and equity-based plans; and

(4)	produce an annual report on executive compensation, and approve the Compensation Discussion and Analysis, for inclusion in the Company’s annual proxy statement.

Effect of Say-on-Pay Vote

At the May 2016 annual meeting, shareholders were asked to approve the Company’s fiscal 2015 executive compensation programs. Of those who voted, over 93% voted to approve the proposal. In light of these results, and in consideration of shareholder input obtained from outreach efforts taken in connection with the 2016 meeting, the Compensation Committee carefully reviewed the Company’s executive compensation practices. The Committee concluded that the Company’s existing executive compensation programs continue to be the most appropriate for the Company and effective in rewarding executives commensurate with business results. The Committee believes that the best way to align the CEO’s compensation with shareholder interests is to place the majority of his compensation at-risk—in the form of long-term performance based equity awards and annual incentive opportunity. In 2015, approximately 75% of the total compensation for the CEO was in the form of at-risk performance-based compensation—consisting of long-term equity awards and performance based incentives. The Committee continued this practice of heavily weighting at-risk performance-based incentives in 2016.

Compensation Philosophy and Executive Compensation Objectives

Given the exceptionally competitive nature of the IT Industry, the Company’s Compensation Committee and management believe it is strategically critical to attract, retain and motivate the most talented employees possible by providing competitive total compensation packages. This general philosophy on compensation applies to all employees of the Company. With regard to executive officer compensation, the Company seeks to accomplish the following high-level objectives:

•

Offer a Competitive Total Compensation Package. To attract the most talented executive officers possible, the Company should tailor each executive officer’s total compensation plan to reflect average total compensation offered at similar organizations. This is accomplished by means of routine compensation surveying, the process for which is described further below.

•

Tie Total Compensation to Performance in a Meaningful Manner. To promote the Company’s overall annual and long-term financial and operating objectives, a significant portion of total compensation should be based upon the accomplishment of specific Company objectives within an executive officer’s purview. This is accomplished by means of various performance-based incentive plans described further below.

•

Encourage Executives to Think Like Shareholders. To promote the best interests of shareholders, executive officers should be encouraged to maintain a significant equity interest in the Company. This is accomplished by means of various equity award plans described further below.

How Executive Compensation is Determined

In order to promote the Company’s objective of tying total compensation to performance in a meaningful manner, the Company has adopted a uniform approach to compensation planning. In short, once the Board of Directors has reviewed and approved the corporate goals and objectives for the entire Company, the Compensation Committee begins the process of setting compensation for the executive officers. Once compensation has been set for the executive officers, they in turn are able to set performance-based objectives for their direct reports. This approach to compensation planning continues throughout the organization. In this manner, the compensation planning process seeks to optimize shareholder value by integrating appropriate employee responsibilities with corporate objectives.

In an effort to accomplish the Company’s objective of offering competitive total compensation packages, the Compensation Committee routinely surveys total compensation packages for all executive officers. In 2016, as has been the practice for several years, the Compensation Committee retained the services of Pay Governance LLC (“Pay Governance”), a highly-regarded independent compensation consulting firm, to undertake an annual compensation review for each of the Company’s executive officers. Pay Governance reports to, and acts solely at the direction of, the Compensation Committee. Pay Governance does not provide any other services to the Company or any of the Company’s executive officers individually, aside from those services provided to the Compensation Committee. Pay Governance has provided the Committee with appropriate assurances and confirmation of its independent status. Furthermore, the Committee has considered the factors set forth in 17 C.F.R. §240.10C-1(b)(4)(i)-(vi) and believes that Pay Governance has been independent throughout its services to the Committee. Prior to conducting the study, Pay Governance was provided with job descriptions for each of the executive officers and was specifically instructed to provide the Compensation Committee with a Competitive Market Analysis—a written report for each executive officer reflecting the competitive range of total compensation for comparable positions.

Surveying Methodology Used. Pay Governance used a Towers Watson executive compensation database to create the report. This database contains compensation data from approximately 410 companies. From this data, Pay Governance performed regression analyses designed to identify a competitive range for jobs in similar companies by revenue size, and in similar business units or with similar position-specific revenue responsibilities. Pay Governance’s competitive range is based solely on external competitive data and does not take individual performance or internal pay equity into account. The competitive range identified in the Pay Governance report approximates the statistical mean within one standard deviation. As such, the competitive range tends to fall within approximately fifteen percent (15%) of either side of the median. Deviation within this range is usually explained by differences in experience, length of service and/or differences in responsibilities.

For 2016, the Pay Governance report observed that total compensation for all named executive officers except Mr. Crumlish, was within the competitive range. The total compensation for Mr. Crumlish was within the competitive range prior to his promotion to CEO in July 2016. Subsequent to his promotion, Mr. Crumlish’s adjusted compensation fell below the competitive range for that position. The Compensation Committee anticipates beginning to increase Mr. Crumlish’s total compensation to the competitive range in 2017.

To further assess the Company’s overall compensation practices versus the market, Pay Governance collected pay data for the CFO position from the most recent proxy statements for five peer companies selected by the Compensation Committee.1 Pay Governance selected only the CFO position because all companies are required to report data on this position and the duties are generally comparable. The results of this comparison indicated that the compensation level for the CFO fell between the 25th and 50th percentiles of the peer companies.

Upon completion of the report, the Compensation Committee met personally with a representative of Pay Governance to review the document. The Compensation Committee used a separate Pay Governance study, in conjunction with the Company’s overall long-term financial and operating objectives for 2016, to set total compensation for the Company’s former and current CEO. CEOs do not have a direct role in establishing the terms of their compensation. The details of CEO total compensation for 2016 are discussed in more detail below.

The CEO used the Pay Governance Competitive Market Analysis, in conjunction with the Company’s overall long-term financial and operating objectives for 2016, to make compensation recommendations to the Board for each executive officer. It has been the practice of the Board to approve total compensation packages that contain a significant portion of tailored, performance-based incentives within the executive officer’s purview. The executive officers have no direct role in establishing the terms of their compensation. The details of each named executive officer’s total compensation for 2016 are discussed below in more detail.

Components of Executive Compensation

The compensation paid to the Company’s executive officers, as reflected in the tables set forth in this proxy statement, can be broken down into the following three general categories: (i) Baseline Compensation, (ii) Performance-Based Incentives and (iii) Equity-Based Incentives.

Baseline Compensation

Baseline Compensation includes annual base salary, standard employee benefits available to all employees generally and participation in certain executive level employee benefit programs. Once awarded, compensation payments made under this component are provided during the course of the year without regard to achievement of specific performance-based objectives. The Company chooses to pay this component of compensation because it comprises the foundation of executive compensation. As such, the Company considers maintaining competitive levels of baseline compensation essential to attracting and retaining talented personnel.

Annual Base Salary—In an effort to stay competitive, annual salaries for executive officers are reviewed by the Compensation Committee on a yearly basis. With respect to determining the base salary of executive officers, the Committee takes into consideration the compensation report prepared by Pay Governance, the executive’s individual performance as well as length of service and internal equity considerations. Of these factors, the Pay Governance report is generally given the most weight. In addition, if circumstances warrant, such as a change in role or responsibility, the Compensation Committee may grant discretionary bonuses from time to time to executive officers. The Compensation Committee granted no discretionary bonuses in 2016.

Standard Employee Benefits—Executive officers are entitled to participate in the same benefit programs afforded generally to all other employees of the Company. Such benefits generally include a 401(k) program, Medical/Dental/Vision Health Plans, Employee Stock Purchase Plan, Short-Term and Long-Term Disability Plans and Flexible Spending Account Plan.

Executive Level Benefits—In addition to the benefits afforded to employees generally, executive officers are also eligible to participate in or receive the benefit of the following Company sponsored Executive Level Benefits: Long-Term Executive Disability Plan, Executive Life Insurance Plan, Accidental Death &

[1]	The five companies selected were: (i) CIBER, Inc., (ii) Mastech Holdings, Inc., (iii) NCI Inc., (iv) Perficient Inc. and (v) Service Source International.

Dismemberment and Travel Accident Plan, Income Tax Preparation and Advice program, Executive Medical and Dental Plan program, and the Company’s change in control agreements.2 A synopsis of these executive level benefits is provided below:

•

Long-Term Executive Disability Plan. The Company will pay, on the executive’s behalf, the premiums associated with maintaining a long-term disability policy with approximately seventy percent (70%) salary replacement up to $25,000 per month. The benefits provided under the Long-Term Executive Disability Plan are provided in lieu of the Long-Term Disability Plan afforded to employees generally.

•

Executive Life Insurance Plan. The Company will pay, on the executive’s behalf, the premiums associated with maintaining a life insurance policy with coverage equal to three times current annual base salary.

•

Accidental Death & Dismemberment & Travel Accident Plan. The Company will pay, on the executive’s behalf, the premiums associated with maintaining an accidental death and dismemberment policy with coverage equal to four times current annual base salary.

•	Income Tax Preparation and Advice Program. The Company will generally reimburse executives for out-of-pocket fees expended, up to $2,000[3], on tax preparation, planning or advice.

•

Executive Medical and Dental Plan Program. The Company will reimburse executives for out-of-pocket expenses, up to $10,000, on qualifying medical or dental expenditures. This reimbursement program was discontinued effected January 1, 2017.

•

Change in Control Agreements. All executive officers’ Change in Control agreements contain double trigger mechanisms. Pursuant to the terms of these agreements, executives are generally entitled to the following benefits in the event of a Change in Control (as defined in the agreements): (a) immediate vesting of all stock-related awards granted under the 2010 Equity Award Plan, the 2000 Equity Award Plan, or the 1991 Restricted Stock Plan; (b) immediate vesting and cash payout of any deferred compensation accruing pursuant to the Company’s Nonqualified Key Employee Deferred Compensation Plan; and (c) to the extent that the executive’s stock option rights are impeded or adversely affected by the resulting Change in Control (i.e., no comparable conversion options offered), an executive is entitled to an immediate lump sum payout of the built in gain on all unexercised stock options, calculated as of the date of the Change in Control. Further, additional severance benefits apply in the event the executive’s employment is terminated for Good Reason by the executive or without Cause by the Company within six (6) months before or twenty-four (24) months after the date of Change in Control. These additional severance benefits include: a lump sum payment of two times the executive’s annual rate of salary, a lump sum payment of two times the executive’s average annual Incentive (calculated from the preceding three years), a lump sum payout (in lieu of continued healthcare coverage) equal to twenty-five percent (25%) of current salary and highest annual Incentive (from the preceding three years), indemnification coverage for a period of sixty (60) months, a cash-out of equity-based compensation; and payout of any and all deferred compensation accruing up to the date of termination. For more information on Potential Change in Control related payments, see “Potential Payments upon Termination or Change in Control.”

Performance-Based Incentives

Performance-based incentives include an annual cash incentive (“Incentive”) and participation in the Company’s Nonqualified Key Employee Deferred Compensation Plan (“Deferred Compensation Plan”). Compensation payments provided under these programs are conditional upon the accomplishment of specific

[2]	Since Belgian law designates the calculation of separation benefits, Mr. Gydé does not have a change in control agreement.
[3]	European executives receive up to 2,000 Euros.

performance-based goals. The Company chooses to pay this component of compensation because it believes such compensation programs are critical to motivating executive officers in a manner that directly impacts shareholder value.

Annual Cash Incentive Compensation—Each executive officer’s total annual compensation includes a potential Incentive award. Incentive payments are contingent upon the accomplishment of certain performance-based objectives selected by the Compensation Committee annually. In selecting objectives, the Compensation Committee seeks to individually tailor performance criteria for each executive officer. The amounts of the Incentive, and the formula for calculating actual payments, are regularly reviewed and surveyed in conjunction with the Pay Governance study discussed earlier. In 2016, the Compensation Committee established performance objectives for the executive officers based on targeted levels of revenue and operating income. To the extent an executive officer has specific operational responsibilities, performance objectives were split between: (i) consolidated revenue and operating income for the entire Company and (ii) business unit revenue and gross profit for that executive officer’s focus of operation. Targets for non-operational executive officers, including the CEO,4 were based solely on consolidated revenue and operating income for the entire Company. In 2016, the planned consolidated revenue and consolidated operating income targets for all executive officer incentive plans were $402,417,000 and $10,856,000, respectively.

The formula for calculating each executive officer’s Incentive provides that at least eighty percent (80%) of the stipulated plan target (“Threshold”) must be achieved before any remuneration is awarded for that objective. If the Threshold is achieved, the executive officer receives fifty percent (50%) of the designated plan award for that objective. Then, for each additional percentage point (1%) achieved above the Threshold, up to one hundred percent (100%) of the plan target (“Objective Goal”), the executive officer receives another two and one-half percent (2.5%) of the designated plan award for that objective. For each additional percentage point (1%) achieved above the Objective Goal, the executive officer receives another five percent (5%) of the designated plan award for that objective. Each plan prohibits the receipt of amounts in excess of two hundred percent (200%) of the designated plan award for that objective.

The designated plan award is generally calculated as a percentage of annual base salary. In 2016, the designated plan awards were: (i) for Mr. Bleustein, former CEO, Ninety percent (90%) of base salary actually paid, (ii) for Mr. Harrington, CFO, eighty-one percent (81%) of base salary actually paid, (iii) for Mr. Gydé, SVP, fifty-one percent (51%) of base salary actually paid, (iv) for Mr. Crumlish, SVP, fifty-six percent (56%) of base salary actually paid,5 and (v) for Mr. Radetich, SVP, sixty-one percent (61%) of base salary actually paid.

The Compensation Committee believes that each executive officer’s Incentive plan targets for 2016 involve a reasonably challenging degree of difficulty that considers current economic challenges and reflects the Board’s desire to maintain flexibility in enhancing the executive officer’s focus, motivation and enthusiasm. The Compensation Committee does exercise discretion to award Incentive compensation absent achievement of the specified thresholds or to reduce or increase the size of any award or payout. In this manner, the Compensation Committee believes that each executive officer’s Incentive plan targets are reasonably tailored to promote the Company’s overall annual and long-term financial goals.

[4]	When these targets were established in February 2016, the Incentive for then-current CEO Clifford Bleustein was based solely on achieving the disclosed consolidated revenue and consolidated operating income targets for the entire company. In July 2016, following Mr. Bleustein’s resignation from, and Mr. Crumlish’s appointment to, the CEO position, the Compensation Committee increased Mr. Crumlish’s potential Incentive award from 56% to 100% of his annual base salary payments actually received. The Compensation Committee also tied 100% of the incremental award amount to the accomplishment of six discreet strategic Company objectives. These objectives generally included the creation of various strategic plans for the Company and its operational units. In calculating Mr. Crumlish’s Incentive payment for 2016, the Compensation Committee determined that Mr. Crumlish accomplished 70% of the aforementioned objectives.
[5]	Upon Mr. Crumlish’s promotion to CEO, his Incentive was adjusted to 100% of base salary actually paid.

Deferred Compensation—This component of executive compensation consists of employee and Company contributions under the Deferred Compensation Plan for those executives chosen to participate in the plan. Executives chosen to participate in the plan are eligible to elect to defer a percentage of their annual cash compensation. In addition, executives are also eligible to receive a Company contribution under the plan in an amount equal to a specified percentage of the sum of the executive’s 2016 Base Salary and Incentive compensation. Payment of the Company’s contribution is contingent on the accomplishment of certain performance targets6 recommended by the CEO and approved by the Compensation Committee. Actual amounts paid under the Company contributions, and the formula for calculating actual payments, are regularly reviewed and approved by the Compensation Committee. The contribution can be made in cash or the Company’s common stock, as determined by the Compensation Committee. In 2016, for those executives chosen to participate in the plan7, the Company’s contribution percentage was five percent (5%) of the annual amounts received from both Base Salary and annual Incentive amounts for the other named executive officers. The Company’s Omnibus Code Section 409A Compliance Policy became effective as of January 1, 2009. This policy is designed to ensure compliance with Internal Revenue Code Section 409A and applicable Treasury Regulations for arrangements that are or may constitute nonqualified deferred compensation plans.

Equity-Based Incentives

This component of executive compensation consists of grants of restricted stock and stock options under the Company’s 2010 Equity Award Plan and the 1991 Restricted Stock Plan.8 In making such grants, the Compensation Committee considers an executive’s past contributions and expected future contributions towards Company performance. Grants are made to key employees of the Company who, in the opinion of the Compensation Committee, have had and are expected to continue to have a significant impact on the long-term performance of the Company. The awards are designed to reward individuals who remain with the Company; and to further align employee interests with those of the Company’s shareholders. The Company chooses to pay this component of compensation because it believes that stock ownership by management is beneficial in aligning management’s activities and decisions with shareholders’ interests of maximizing share value.

Except in circumstances of new or recently promoted executive officers, the Compensation Committee generally grants equity compensation on a set date each year. The Company does not time or plan the release of material non-public information for the purpose of affecting the value of compensation. Equity awards may also be granted at other meetings of the Compensation Committee to individuals who become executive officers, are given increased responsibilities during the year or in recognition of special accomplishments. The Company has adopted stock ownership guidelines for senior executive officers requiring: (i) the CEO to own Company shares valued at five (5) times his or her own base salary, and (ii) the CFO, and Senior Vice Presidents with oversight of operating segments, to own Company shares valued at three (3) times his or her own base salary.

Restricted Stock Grants During 2016—The Compensation Committee granted restricted stock awards, under the 2010 Equity Award Plan and the Company’s 1991 Restricted Stock Plan, to various executive officers as identified in the tables below. In general, recipients of restricted stock awards receive a specified number of

[6]	In 2016, the performance targets for the Deferred Compensation Plan matched the Incentive targets discussed above. A five percent contribution would be earned for between 50 and 90 percent attainment, a 7.5 percent contribution for attainment between 90 and 110 percent, and a 10 percent contribution for attainment in excess of 110 percent. The Incentive targets for Deferred Compensation did not include approximately $37.3 million for goodwill impairment charges, and $1.5 million recorded for severance to two former executives.
[7]	Except for Mr. Gydé, all of the Company’s Named Executive Officers participated in the Deferred Compensation Plan in 2016.
[8]	The 2010 Equity Award Plan was adopted by the Shareholders in 2010. As of the date of this filing, grants made prior to the adoption of the 2010 Equity Award Plan are still outstanding and, as such, are governed by the terms of predecessor Award Plans.

non-transferable restricted shares to be held by the Company, in the name of the grantee, until satisfaction of stipulated vesting requirements. Upon satisfaction of such vesting requirements, restrictions prohibiting transferability will be removed from the vested shares. In determining whether to grant an individual restricted stock, the Compensation Committee considers an executive’s contribution toward Company performance, expected future contribution and the number of options and shares of common stock presently held by the executive. For awards of restricted stock granted in 2016 to executive officers, shares vest in four equal installments over the next four years, beginning on the first anniversary of the date of grant.9 Similar to awards of stock options, restricted stock awards directly align compensation with increases in shareholder value; and provide benefits of share ownership (such as voting rights) immediately upon grant.

Stock Options Granted During 2016—The Compensation Committee granted stock options under the Company’s 2010 Equity Award Plan to Mr. Arthur Crumlish in connection with his appointment as Chief Executive Officer. In general, recipients of the stock options receive the right to purchase shares of common stock of the Company in the future at a price equal to the value of the Company’s common stock, as reported on NASDAQ, at closing on the date of grant. The Compensation Committee determines the dates and terms upon which options may be exercised, as well as whether the options will be incentive stock options or nonqualified stock options. For the award granted to Mr. Crumlish in 2016, those options vest in four equal installments over the next four years, beginning on the first anniversary of the date of grant. All stock options have a term of ten years from the date of grant. In determining whether to grant an individual stock options, the Compensation Committee considers an executive’s contribution toward Company performance, expected future contribution and the number of options and shares of common stock presently held by the executive. Any value that might be received from an equity grant depends upon increases in the price of the Company’s common stock. Accordingly, the amount of compensation to be received by an executive is directly aligned with increases in shareholder value.

[9]	In 2016, however, Mr. Gydé received a grant of 10,200 restricted awards which will vest, in their entirety, in 2020. This method of vesting was provided as a means of accommodating certain tax laws in Belgium, which require recognition of tax consequences on the date of grant.

2016 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary (c) ($)	Stock Awards (e) ($) (1)	Option Awards (f) ($) (2)	Non-Equity Incentive Plan Compensation (g) ($)		All Other Compensation (i) ($) (5)		Total (j) ($)
Arthur W. Crumlish	2016	$314,293	$210,402	$173,908	$124,963	(3)	$36,880	(9)	$882,409
President and CEO (July 2016 to present)					$21,963	(4)
	2015	$277,000	$97,988	$31,425	$128,149	(3)	$28,504	(9)	$593,452
SVP and GM, Strategic Staffing Solutions					$30,386	(4)
	2014	$277,000	$71,106	$52,365	$73,085	(3)	$22,347	(9)	$513,407
					$17,504	(4)

Clifford B. Bleustein	2016	$278,846	$600,001	$—	$—	(3)	$1,136,368	(6)	$2,015,215
Former President and CEO (January—July 2016)					$—	(4)
	2015	$369,863	$503,840	$434,340	$511,065	(3)	$32,704	(6)	$1,939,905
					$88,093	(4)

Brendan M. Harrington	2016	$314,000	$175,956	$—	$32,962	(3)	$42,897	(7)	$583,163
SVP & CFO					$17,348	(4)
	2015	$336,384	$133,144	$42,912	$230,048	(3)	$45,281	(7)	$830,251
					$42,482	(4)
	2014	$332,378	$110,045	$58,183	$44,643	(3)	$41,027	(7)	$605,127
					$18,851	(4)

Filip J.L. Gydé	2016	$258,129	$128,420	$—	$120,916	(3)	$124,419	(8)	$631,884
SVP and GM, CTG Europe					$—	(4)
	2015	$274,559	$97,988	$30,456	$137,579	(3)	$120,289	(8)	$660,871
					$—	(4)
	2014	$325,048	$71,106	$62,152	$97,596	(3)	$144,389	(8)	$700,291
					$—	(4)

Peter P. Radetich	2016	$278,000	$129,366	$—	$21,977	(3)	$43,573	(10)	$487,915
SVP and General Counsel					$14,999	(4)
	2015	$278,000	$97,988	$31,425	$115,179	(3)	$38,321	(10)	$590,401
					$29,488	(4)

(1)	The amounts in column (e) reflect the aggregate grant date fair value for the awards granted in the fiscal years ended December 31, 2016, 2015 and 2014 as applicable, as computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2016, including the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or about February 24, 2017.

(2)	The amounts in column (f) reflect the aggregate grant date fair value for the options granted in the fiscal years ended December 31, 2016, 2015 and 2014 as applicable, as computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2016, including the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or about February 24, 2017.

(3)	Represents cash payments earned under the respective executive’s annual cash incentive plan, and additional incentives for Messrs. Harrington and Gydé of $40,000 and $30,000, respectively in 2015, for their promotion into interim executive roles from October 2014 to April 2015.

(4)	Represents amounts contributed by the Company under the Computer Task Group, Incorporated Nonqualified Deferred Compensation Plan.

(5)	Life Insurance. During 2016, the Company provided life insurance benefits for Messrs. Crumlish, Bleustein, Harrington, and Radetich. The premiums paid by the Company for these benefits totaled $0, $13,836, $11,728, and $20,000, respectively. In 2015, the premiums for these life insurance benefits for Messrs. Crumlish, Bleustein, Harrington, and Radetich totaled $0, $11,536, $10,651 and $18,072, respectively. In 2014, the premiums for these life insurance benefits for Messrs. Crumlish and Harrington totaled $0 and $11,298, respectively.

401(k) Contributions. The Company may match up to 3% of the contributions made by Messrs. Crumlish, Bleustein, Harrington, and Radetich to the Computer Task Group, Incorporated 401(k) Retirement Plan. Contributions made by the Company during 2016 totaled $7,950, $5,300, $7,950, and $0. Contributions made by the company in 2015 totaled $7,950, $5,685, $7,950, and $0. Contributions made by the Company during 2014 for Messrs. Crumlish and Harrington totaled $7,800 and $7,800, respectively.

(6)

In addition to life insurance premiums and 401(k) contributions (as further disclosed in footnote 5), during 2016, Mr. Bleustein received a total value of $1,136,368 in Other Compensation of which $13,248 was for the following Executive Level Benefits (which are further described beginning on page 17): Long-Term Executive Disability Plan, Accidental Death & Dismemberment & Travel Accident Plan, and Executive Medical and Dental Plan and $1,103,984 was paid to Mr. Bleustein upon his resignation as per his employment agreement.

(7)	In addition to life insurance premiums and 401(k) contributions (as further disclosed in footnote 5), during 2016, Mr. Harrington received a total value of $23,219 from the following Executive Level Benefits (which are further described beginning on page 17): Long-Term Executive Disability Plan, Accidental Death & Dismemberment & Travel Accident Plan, Executive Medical and Dental Plan Program and Mr. Harrington’s annual dues at a luncheon club. Mr. Harrington received a total value of $26,680 and $21,929 from these Executive Level Benefits during 2015 and 2014, respectively.

(8)	In accordance with Belgian law the Company is required to pay Mr. Gydé: (i) 92% of one month’s pay as vacation pay and (ii) a year-end premium equal to one month’s base salary. Together, these legal obligations totaled $72,896 in 2016, $68,317 in 2015, and $80,393 in 2014. The Company also makes contributions towards Mr. Gydé’s cafeteria plan account, which is a plan generally available to all Belgium employees. Contributions to Mr. Gydé’s cafeteria plan totaled $33,260 in 2016, $34,878 in 2015, and $41,448 in 2014. The Company also leases an automobile for Mr. Gydé’s use, as is done for all Belgium employees with a likelihood of traveling. The cost to the Company for leasing Mr. Gydé’s automobile was $16,050 in 2016, $16,099 in 2015, and $21,873 in 2014. Mr. Gydé also received $2,213, $995, and $675 Income Tax Preparation and Advice Program in 2016, 2015 and 2014 respectively.

(9)	In addition to life insurance premiums and 401(k) contributions (as further disclosed in footnote 5), during 2016, Mr. Crumlish received a total value of $28,930 from the following Executive Level Benefits (which are further described beginning on page 17): Long-Term Executive Disability Plan, Accidental Death & Dismemberment & Travel Accident Plan, Income Tax Preparation and Advice Program, Executive Medical and Dental Plan Program, and Mr. Crumlish’s annual dues at a luncheon club. Mr. Crumlish received a total value of $20,554 and $14,547 from these Executive Level Benefits during 2015 and 2014 respectively.

(10)	In addition to life insurance premiums (as further disclosed in footnote 5), during 2016, Mr. Radetich received a total value of $24,026 from the following Executive Level Benefits (which are further described beginning on page 17): Long-Term Executive Disability Plan, Accidental Death & Dismemberment & Travel Accident Plan, Income Tax Preparation and Advice Program, and Executive Medical and Dental Plan Program. Mr. Radetich received a total value of $20,249 from these Executive Level Benefits during 2015.

Specific Executive Officer Compensation Plans and Employment Agreements

Arthur W. Crumlish, CEO. In 2016, Mr. Crumlish’s total compensation included annual base salary payments of $314,293, an Incentive of $124,963, a grant of 180,384 stock options at $4.95 per share, and a grant of 43,721 restricted shares. In setting baseline compensation and the performance standards for Mr. Crumlish’s compensation, the Compensation Committee considered the Pay Governance report. The total amount of compensation that Mr. Crumlish received was based on a combination of his baseline compensation and the extent to which the thresholds for compensation were achieved under his performance based incentives. The Company contributed $21,963 (or 5% of Mr. Crumlish’s cash compensation) towards the Deferred Compensation Plan on Mr. Crumlish’s behalf. Mr. Crumlish did not elect to contribute any of his cash compensation towards the Plan in 2016.

Mr. Crumlish is currently the only executive officer with a written Employment Agreement (“Agreement”) addressing compensation terms. This Agreement provides that:

•	compensation would be reviewed and adjusted annually by the Compensation Committee as appropriate;

•	either party may terminate the employment relationship upon sixty (60) days prior written notice to the other;

•

competitive activities, and other activities adverse to the Company’s interests, are prohibited during the term of the employment relationship and for a six (6) month period after any termination thereof.

The Agreement also provides severance compensation in the event of termination. In the event of termination by Mr. Crumlish for Good Reason (as defined in the Agreement), or by the Company other than for Cause (as defined in the Agreement), or if he dies or becomes disabled, Mr. Crumlish would receive a lump sum cash payment equal to his current base salary plus the average annual cash Incentive paid to him in the three (3) years leading up to the actual date of termination. Mr. Crumlish would also continue to receive medical and dental benefits for a period of twelve (12) months.

Clifford B. Bleustein, former CEO. In 2016, Mr. Bleustein’s compensation included annual base salary payments totaling $278,846 and a grant of 126,850 restricted shares. Upon his resignation from the Company on July 19, 2016, Mr. Bleustein received a total of $1,103,984 in severance pursuant to his employment agreement.

Brendan M. Harrington, CFO. In 2016, Mr. Harrington’s compensation included annual base salary payments totaling $314,000, an Incentive of $32,962, and a grant of 37,200 restricted shares. In setting baseline compensation and the performance standards for Mr. Harrington’s compensation, the Compensation Committee considered the following factors: the Pay Governance report, his past performance and internal pay equity among the management team. The total amount of compensation that Mr. Harrington received was based on a combination of his baseline compensation and the extent to which the thresholds for compensation were achieved under his performance based incentives. The Company contributed $17,348 (or 5.0% of Mr. Harrington’s cash compensation) towards the Deferred Compensation Plan on Mr. Harrington’s behalf. Mr. Harrington did not elect to contribute any of his cash compensation towards the Plan in 2016.

Filip J.L. Gydé, SVP. In 2016, Mr. Gydé’s compensation included annual base salary payments of $258,12910, an Incentive of $120,916, and a grant of 27,150 restricted shares. In setting baseline compensation and the performance standards for Mr. Gydé, the Compensation Committee considered the Pay Governance report and his past performance. The total amount of compensation that Mr. Gydé received was based on a combination of his baseline compensation and the extent to which the thresholds for compensation were achieved under his performance based incentives. Mr. Gydé is not a participant in the Company’s Deferred Compensation Plan. Pursuant to Belgian law, the Company is required to pay Mr. Gydé certain additional benefits which are generally afforded to all Belgian employees. These statutory benefits totaled $72,896 in 2016.

Peter P. Radetich, SVP. In 2016, Mr. Radetich’s compensation included annual base salary payments of $278,000, an Incentive of $21,977, and a grant of 27,350 restricted shares. In setting baseline compensation and the performance standards for Mr. Radetich’s compensation, the Compensation Committee considered the Pay Governance report and his past performance. The total amount of compensation that Mr. Radetich received was based on a combination of his baseline compensation and the extent to which the thresholds for compensation were achieved under his performance based incentives. The Company contributed $14,999 (or 5.0% of Mr. Radetich’s cash compensation) towards the Deferred Compensation Plan on Mr. Radetich’s behalf. Mr. Radetich did not elect to contribute any of his cash compensation towards the Plan in 2016.

[10]	In accordance with Belgian law, the Company is required to pay Mr. Gydé: (i) 92% of one month’s pay as vacation pay and (ii) a year-end premium equal to one month’s pay. These amounts are not reflected in Mr. Gydé’s salary.

2016 GRANTS OF PLAN BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name (a)	Grant Date (b)	Threshold (c) ($)	Target (d) ($)	Maximum (e) ($)	Threshold (f) #	Target (g) #	Maximum (h) #	All Other Stock Awards: Number of Shares of Stock or Units (i) #	All Other Option Awards: Number of Securities Underlying Options (j) #	Exercise or Base Price of Option Awards (k) ($/sh)	Grant Date Fair Value of Stock and Option Awards (l) ($)
Arthur W. Crumlish	2/29/2016	$77,560	$155,120	$310,240	—	—	—	27,350	—	$0.00	$129,366
Arthur W. Crumlish	8/9/2016	$—	$161,753	$—	—	—	—	16,371	180,384	$4.95	$254,944
Clifford B. Bleustein	2/29/2016	$—	$—	$—	—	—	—	126,850	—	$0.00	$600,001
Brendan M. Harrington	2/29/2016	$127,170	$254,340	$508,680	—	—	—	37,200	—	$0.00	$175,956
Filip J. L. Gydé	2/29/2016	$65,823	$131,646	$263,292	—	—	—	27,150	—	$0.00	$128,420
Peter P. Radetich	2/29/2016	$84,790	$169,580	$339,160	—	—	—	27,350	—	$0.00	$129,366

(1)	The amounts shown in column (c) reflect Incentives that would be paid for achieving 80% of all stipulated plan targets. The amounts shown in column (d) reflect Incentives that would be paid for achieving 100% of all stipulated plan targets. The amounts shown in column (e) reflect the maximum Incentives that would be paid under the stipulated plan. Further discussion of Incentive plan calculations is provided under the section entitled “Annual Cash Compensation,” found earlier in this Proxy Statement under the heading “Performance-Based Incentives.”

Grants of Plan-Based Awards

Each of the Non-Equity Incentive Plan Awards represented in the table above were Incentive awards granted to the named executive officers during 2016. Such Incentive awards are described earlier in this Proxy Statement under the heading “Performance-Based Incentives.” The formula for calculating each executive officer’s Incentive provides that at least eighty percent (80%) of the stipulated plan target (“Threshold”) must be achieved before any remuneration is awarded for that objective. If the Threshold is achieved, the executive officer receives fifty percent (50%) of the designated plan award11 for that objective. Then, for each additional percentage point achieved above the Threshold, up to one hundred percent (100%) of the plan target (“Objective Goal”), the executive officer receives another two and one-half percent (2.5%) of the designated plan award for that objective. For each additional percentage point (1%) achieved above the Objective Goal, the executive officer receives another five percent (5%) of the designated plan award for that objective. Each plan prohibits the receipt of amounts in excess of two hundred percent (200%) of the designated plan award for that objective.

Each of the equity awards represented in the table above was granted pursuant to the 2010 Equity Award Plan or the 1991 Restricted Stock Plan. Stock options represented in the table were granted by the Board to Mr. Crumlish, following his promotion to CEO, on August 9, 2016. Restricted stock awards represented in the table were also granted by the Board to Mr. Crumlish, following his promotion to CEO, on August 9, 2016 and to the other executives on February 29, 2016. Recipients of both stock option and restricted stock awards were required to enter into agreements with the Company governing the vesting, exercise and/or transferability (as applicable) of such awards. Vesting requirements for both stock option awards and restricted stock awards are based solely on continued employment. There are no performance-based vesting requirements. Under the terms of all awards delineated in this table, restricted shares or stock options generally vest in four equal installments over the next four years, beginning on the first anniversary of the date of grant.

Pursuant to Company policies, an Incentive is only earned by and payable to an individual who remains in the Company’s employ on the date of Incentive distribution. Incentive payments for 2016 were made on February 24, 2017.

[11]	The designated plan award is generally calculated as a percentage of annual base salary. In 2016, the designated plan awards were: (i) for Mr. Crumlish, CEO, one hundred percent (100%) of base salary actually paid on a pro-rata basis as CEO and fifty-six percent (56%) of base salary actually paid on a pro-rata basis as SVP, (ii) for Mr. Bleustein, former CEO, ninety (90%) of base salary actually paid, (iii) for Mr. Harrington, CFO, eighty-one percent (81%) of base salary actually paid, (iv) for Mr. Gydé, SVP, fifty-one percent (51%) of base salary actually paid, (v) for Mr. Radetich, SVP, sixty-one percent (61%) of base salary actually paid. Mr Crumlish’s Incentive was adjusted, following his promotion to CEO, to 100% of base salary actually paid.

2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable # (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Exercise Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Arthur W. Crumlish	20,000	—		—	$4.52	5/9/2017	—	—	—	—
	20,000	—		—	$4.79	5/13/2018	—	—	—	—
	20,000	—		—	$4.90	5/12/2019	—	—	—	—
	20,000	—		—	$7.18	2/16/2020	—	—	—	—
	10,000	—		—	$12.16	2/15/2021	—	—	—	—
	9,000	—		—	$15.04	2/14/2022	—	—	—	—
	6,750	2,250	(ca)	—	$20.68	2/12/2023	—	—	—	—
	4,500	4,500	(cb)	—	$16.93	2/19/2024	—	—	—	—
	3,625	10,875	(cc)	—	$7.48	11/10/2025	—	—	—	—
	—	180,384	(cd)	—	$4.95	8/9/2026	—	—	—	—
	—	—		—	—	—	56,446	$237,638	—	—
Clifford B. Bleustein	—	200,000	(ba)	—	$7.52	4/6/2025	—	—	—	—
Brendan M. Harrington	15,000	—		—	$4.52	5/9/2017	—	—	—	—
	20,000	—		—	$4.79	5/13/2018	—	—	—	—
	20,000	—		—	$4.90	5/12/2019	—	—	—	—
	20,000	—		—	$7.18	2/16/2020	—	—	—	—
	12,500	—		—	$12.16	2/15/2021	—	—	—	—
	10,000	—		—	$15.04	2/14/2022	—	—	—	—
	7,500	2,500	(ha)	—	$20.68	2/12/2023	—	—	—	—
	5,000	5,000	(hb)	—	$16.93	2/19/2024	—	—	—	—
	4,950	14,850	(hc)	—	$7.48	11/10/2025	—	—	—	—
	—	—		—	—	—	55,175	$232,287	—	—
Filip J.L. Gydé	20,000	—		—	$4.52	5/9/2017	—	—	—	—
	20,000	—		—	$4.79	5/13/2018	—	—	—	—
	20,000	—		—	$4.90	5/12/2019	—	—	—	—
	20,000	—		—	$7.18	2/16/2020	—	—	—	—
	10,000	—		—	$12.16	2/15/2021	—	—	—	—
	9,000	—		—	$15.04	2/14/2022	—	—	—	—
	3,374	5,626	(ga)	—	$20.68	2/12/2023	—	—	—	—
	1,125	7,875	(gb)	—	$16.93	2/19/2024	—	—	—	—
	850	12,750	(gc)	—	$7.48	11/10/2025	—	—	—	—
	—	—		—	—	—	39,876	$167,878	—	—
Peter P. Radetich	15,000	—		—	$4.79	5/13/2018	—	—	—	—
	15,000	—		—	$4.90	5/12/2019	—	—	—	—
	15,000	—		—	$7.18	2/16/2020	—	—	—	—
	10,000	—		—	$12.16	2/15/2021	—	—	—	—
	9,000	—		—	$15.04	2/14/2022	—	—	—	—
	6,750	2,250	(ra)	—	$20.68	2/12/2023	—	—	—	—
	4,500	4,500	(rb)	—	$16.93	2/19/2024	—	—	—	—
	3,625	10,875	(rc)	—	$7.48	11/10/2025	—	—	—	—
	—	—		—	—	—	40,075	$168,716	—	—

(ca)	2,250 vest on 2/12/2017

(cb)	2,250 each vest on 2/19/2017 and 2/19/2018

(cc)	3,625 each vest on 11/10/2017, 11/10/2018 and 11/10/2019

(cd)	45,096 each vest on 8/9/2017, 8/9/2018, 8/9/2019 and 8/9/2020

(ba)	100,000 each vest on 4/6/2017 and 4/6/2018

(ha)	2,500 vest on 2/12/2017

(hb)	2,500 each vest on 2/19/2017 and 2/19/2018

(hc)	4,950 each vest on 11/10/2017, 11/10/2018 and 11/10/2019

(ga)	4,500 vest 1/1/2017 and 1,126 vest on 2/12/2017

(gb)	562 vest on 2/19/2017, 6,750 vest on 1/1/2018, and 563 vest on 2/19/2018

(gc)	850 each vest on 11/10/2017, 11/10/2018, and 11/10/2019 and 10,200 vest on 1/1/2019

(ra)	2,250 vest on 2/12/2017

(rb)	2,250 each vest on 2/19/2017 and 2/19/2018

(rc)	3,625 each vest on 11/10/2017, 11/10/2018 and 11/10/2019

2016 OPTION EXERCISES AND STOCK VESTED

The following table provides information for each of the Company’s named executive officers regarding stock option exercises and vesting of stock awards during 2016.

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (1)
Arthur W. Crumlish	35,000	$42,250	6,125	$29,443

Clifford B. Bleustein	—	$—	16,750	$86,933

Brendan M. Harrington	82,500	$203,025	9,200	$44,830

Filip J.L. Gydé	16,000	$10,193	6,125	$29,444

Peter P. Radetich	10,000	$3,800	6,125	$29,443

(1)	For Option Awards, the value realized is the difference between the fair market value of the underlying stock at the time of exercise and the exercise price. For Stock Awards, the value realized is based on the fair market value of the underlying stock on the vest date.

Pension Benefits

The Company maintains an Executive Supplemental Benefit Plan (Supplemental Plan) which provides certain former executives with deferred compensation benefits. The Supplemental Plan was amended as of December 1, 1994 in order to freeze the then current benefits, provide no additional benefit accruals for participants and to admit no new participants. None of the named executive officers participate in the Supplemental Plan.

Generally, the Supplemental Plan provides for retirement benefits of up to 50% of a participating employee’s base compensation at termination or as of December 1, 1994, whichever is earlier, and pre-retirement death benefits calculated using the same formula that is used to calculate normal and early retirement benefits. Benefits are based on service credits earned each year of employment prior to and subsequent to admission to the Supplemental Plan through December 1, 1994. Retirement benefits and pre-retirement death benefits are paid during the 180 months following retirement or death, respectively, while disability benefits are paid until normal retirement age. Normal retirement is age 60. For any participant who is also a participant in the Deferred Compensation Plan, the normal retirement age is increased to 65.

2016 NON-QUALIFIED DEFERRED COMPENSATION

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Arthur W. Crumlish (1)	—	$24,868	$(131,453)	—	$260,941
Clifford B. Bleustein (1)	—	—	$261	—	$88,354
Brendan M. Harrington (1)	—	$17,348	$(96,564)	—	$220,618
Filip J.L. Gydé	—	—	—	—	—
Peter P. Radetich (1)	—	$14,999	$(115,165)	—	$236,340

(1)	During 2016, Messrs. Crumlish, Bleustein, Harrington, and Radetich were eligible to receive a contribution under the Deferred Compensation Plan. The contributions reflected above for these individuals reflect the current year’s calculation of the Company’s contribution under the plan resulting from the operating results for 2016. These contributions are reflected in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.” The amounts under “Aggregate Earnings in Last FY” are not included in the Summary Compensation Table as the earnings were not deemed to be above-market or preferential.

On February 2, 1995, the Compensation Committee approved the creation of a Nonqualified Key Employee Deferred Compensation Plan (“Deferred Compensation Plan”). The Deferred Compensation Plan is intended as a successor plan to the Supplemental Plan. Participants in the Deferred Compensation Plan are eligible to (1) elect to defer a percentage of their annual cash compensation and (2) receive a Company contribution of a percentage of their base compensation and annual Incentive if the Company attains annual defined performance objectives for the year. These performance objectives are established on an annual basis for the upcoming year.

The CEO, subject to the approval of the Compensation Committee, recommends (1) those key employees who will be eligible to participate and (2) the percentage of a participant’s base and Incentive compensation the participant will be able to contribute each year to the Deferred Compensation Plan if the Company attains annual defined performance objectives. All amounts credited to the participant are invested, as approved by the Compensation Committee, and the participant is credited with actual earnings of the investments. Company contributions, including investment earnings, may be in cash or the stock of the Company.

Plan participants have a 100% non-forfeitable right to the value of their corporate contribution account after the fifth anniversary of employment with the Company. If a participant terminates employment due to death, disability, retirement at age 65, or upon the occurrence of a Change in Control Event (as defined in the plan), the participant or his or her estate will be entitled to receive the benefits accrued for the participant as of the date of such event. Company contributions will be forfeited in the event a participant incurs a separation from service for cause. Participants are 100% vested in their own contributions. All amounts in the Deferred Compensation Plan, including elective deferrals, are held as general assets of the Company and are subject to the claims of creditors of the Company. In 2016, the Company contributed five percent (5%) to the plan for each of the eligible named executive officer’s total cash compensation towards this plan.

Pursuant to Company policies, a Company distribution of Deferred Compensation Plan benefits is only payable to an individual who remains in the Company’s employ on the date of actual distribution. Deferred Compensation Plan benefits for 2016 were distributed on February 24, 2017.

Potential Payments upon Termination or Change in Control

Agreements with Mr. Crumlish. On October 8, 2001, the Company entered into a change in control agreement with Mr. Crumlish, which was amended and restated effective January 1, 2009. Upon the occurrence of a change in control, Mr. Crumlish would become fully vested in, and entitled to exercise immediately, all stock related awards granted under any plans or agreements of the Company. The agreement further provides that upon the termination of Mr. Crumlish’s employment without cause by the Company, or by him with good reason, within a period beginning 6 months before a change in control and ending 24 months following a change in control, Mr. Crumlish will receive a lump sum payment equal to 2 times his full salary and 2 times his average annual Incentive over the last three years as well as an additional lump sum to cover fringe benefits. Under his agreement, a change in control occurs if (1) the Company’s stockholders approve (a) the dissolution or liquidation of the Company, (b) the merger or consolidation or other reorganization of the Company with any other entity other than a subsidiary of the Company, or (c) the sale of all or substantially all of the Company’s business or assets or (2) any person other than the Company or its subsidiaries or employee benefit plans becomes the beneficial owner of more than 20% of the combined voting power of the Company’s then outstanding securities or (3) during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election of each new Board member was approved by a vote of at least three-quarters of the Board members then still in office who were Board members at the beginning of such period.

If a change in control had occurred on Friday, December 30, 2016, all of Mr. Crumlish’s unvested stock options and restricted stock awards would have become fully vested as of that date.12 If the Company’s stock

[12]	Such awards are more fully described in the table entitled “Outstanding Equity Awards at Fiscal Year-End.”

price was $4.21 (which was the closing price of the stock on December 30, 2016), Mr. Crumlish could potentially have realized gains, before tax, from the sale of securities that had vested solely as a result of a change in control in the following amounts: (i) $237,638 from the sale of restricted stock, and (ii) $0 from the exercise of those stock options.

In the event of a qualifying termination of employment, Mr. Crumlish would have been entitled to receive a lump sum cash payment from the Company totaling $1,059,501 following his termination. This payment equals 2 times the sum of Mr. Crumlish’s current base salary13 and his average annual Incentive payment from the last three years (“Incentive”); and includes an amount equal to twenty-five percent (25%) of Mr. Crumlish’s current base salary and his highest annual Incentive payment from the last three years.14

Mr. Crumlish is the only executive officer with an employment agreement affording severance benefits upon termination. Pursuant to the terms of such agreement, in the event of termination by Mr. Crumlish for Good Reason (as that term is defined in the agreement), or by the Company other than for Cause (as that term is defined in the agreement), Mr. Crumlish would receive a lump sum cash payment equal to his current base salary plus an amount equal to the average annual Incentive paid to Mr. Crumlish during the most recent three year period. Mr. Crumlish would also continue to receive medical and dental benefits for a period of twelve (12) months. Had Mr. Crumlish’s employment been terminated15 on December 30, 2016, he would have been eligible to receive an initial lump sum cash payment equal to $468,732. Mr. Crumlish would also receive, for a period of twelve months, continuing medical and dental coverage under any plans he participates in as of the effective date of such termination. Continued medical and dental benefits would likely total approximately $16,087.16 Pursuant to the terms of Mr. Crumlish’s employment agreement, the termination benefits afforded under the change in control agreement will supersede in the event his termination triggers payments under that agreement.

Payments made to Mr. Crumlish pursuant to this agreement are contingent upon his adherence to certain restrictive covenants, which were effective from the date of the agreement and continued until one year after his separation from the Company. These restrictive covenants generally prohibited Mr. Crumlish from, directly or indirectly: (i) engaging in any business activity which competes with the Company, (ii) soliciting or hiring any of the Company’s employees, (iii) canvassing or soliciting customers of the Company, (iv) willfully dissuading or discouraging any person from conducting business with the Company or (v) intentionally disrupting any supplier relationship.

Agreements with Mr. Bleustein. In March 2015, the Company entered into a change in control agreement and an Employment Agreement with Mr. Bleustein providing severance compensation in the event of termination. Upon his resignation from the Company on July 19, 2016, Mr. Bleustein received a total of $1,103,984 in severance pursuant to his employment agreement. Mr. Bleustein received a lump sum cash payment equal to his current base salary plus an amount equal to the average annual Incentive paid to Mr. Bleustein during the most recent three year period. Mr. Bleustein also received medical and dental benefits for a period of twelve (12) months. Payments made to Mr. Bleustein pursuant to this agreement are contingent upon his adherence to certain restrictive covenants, which were effective from the date of the agreement and continued until one year after his separation from the Company. These restrictive covenants generally prohibit Mr. Bleustein from, directly or indirectly: (i) engaging in any business activity which competes with the Company, (ii) soliciting or hiring any of the Company’s employees, (iii) canvassing or soliciting customers of the Company, (iv) willfully dissuading or discouraging any person from conducting business with the Company or (v) intentionally disrupting any supplier relationship.

[13]	Mr. Crumlish’s salary was $360,000 as of December 30, 2016.
[14]	This amount is intended to cover fringe benefits such as 401(k), health, medical, dental, disability and similar benefits for a period twenty four months.
[15]	The severance trigger requires that the termination be made either by Mr. Crumlish for Good Reason or by the Company other than for Cause.
[16]	This amount reflects the total costs paid for medical, dental and disability insurance during 2016.

Agreements with Other Executive Officers. Except for Mr. Gydé,17 each of the named executive officers has entered into a change in control agreement with the Company. These agreements contain provisions generally similar to those of Mr. Crumlish’s change in control agreement. All executive officers Change in Control agreements contain double trigger mechanisms.

If a change in control occurred on Friday, December 30, 2016, then each of the named executive officers (excluding Mr. Gydé) would have immediately become fully vested in any stock option or restricted stock awards previously granted.18 If the stock price of the Company was $4.21, which was the closing price of the stock on December 30, 2016, then the named executive officers could potentially have realized gains, before tax, from the sale of vested securities in the following amounts:

Named Executive Officer	Restricted Stock ($)	Stock Options ($)
Brendan M. Harrington	$232,287	$—
Filip J.L. Gyde	$167,878	$—
Peter P. Radetich	$168,716	$—

Had the above mentioned executive officers’ employment been terminated without cause by the Company, or by themselves with good reason, within 6 months prior to or 24 months following such a change in control, they would also have been entitled to receive, by the tenth day following their termination, lump sum cash payments from the Company in the following amounts:

•	Mr. Harrington would have received a lump sum payment of $932,447; and

•	Mr. Radetich would have received a lump sum payment of $765,055

These payments equal two (2) times the sum of each individual’s current annual salary19 and their average annual Incentive payment from the last three years; and also include an amount equal to twenty-five percent (25%) of each individual’s current base salary and the highest annual incentive payment from the last three years.20

[17]	Since Belgian law mandates certain separation benefits, the Company does not maintain a change in control agreement with Mr. Gydé.
[18]	Such awards are more fully described in the table entitled “Outstanding Equity Awards at Fiscal Year-End.”
[19]	Salaries as of 12/30/16 were $360,000 for Mr. Crumlish, $314,000 for Mr. Harrington, and $278,000 for Mr. Radetich.
[20]	This amount is intended to cover fringe benefits such as 401(k), health, medical, dental, disability and similar benefits for a period of twenty four months.

2016 DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c) (1)	Option Awards ($) (d) (2)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
James R. Helvey III	$165,000	$—	$—	—	—	—	$165,000
David H. Klein	$160,000	$—	$—	—	—	—	$160,000
William D. McGuire	$160,000	$—	$—	—	—	—	$160,000
Valerie Rahmani	$150,000	$—	$—	—	—	—	$150,000
Daniel J. Sullivan	$250,000	$—	$—	—	—	—	$250,000

(1)	At December 31, 2016, Mr. Sullivan owned 40,000 shares of Company restricted stock, Mr. McGuire owned 21,500 shares, and Mr. Klein, who was appointed to the Board in September 2012, and Mr. Helvey and Ms. Rahmani, who were appointed to the board in November 2015, did not own any shares. This restricted stock vests upon retirement from the Board. During 2016, Mr. Helvey, Klein, McGuire, and Ms. Rahmani elected to place $75,000 of their director fees in the Company’s Director Deferred Compensation Plan. Mr. Sullivan elected to place $150,000 of his director fees in the Plan. All of the directors used their contributions to the Plan to purchase share units of the Company’s stock.

(2)	At December 31, 2016, Mr. Helvey, Mr. Klein, Mr. McGuire, Ms. Rahmani, and Mr. Sullivan had 0, 33,096, 125,300, 0, and 260,000 options outstanding, respectively.

Each director received a quarterly payment of $18,750 in cash and another quarterly cash contribution of $18,750 towards the Director’s Deferred Compensation Account. The chairman of the Board of Directors (Mr. Daniel J. Sullivan) also received a $100,000 annual fee. The chairman of the Audit Committee (Mr. Helvey) received a $15,000 annual fee, and the Chairman of the Compensation Committee (Mr. McGuire) received a $10,000 annual fee, while the Chairmen of all other committees receive an annual fee of $10,000. Directors are also reimbursed for expenses they incur while attending Board and committee meetings. Neither Mr. Crumlish nor Mr. Bleustein received any additional compensation for his services as a director.

In 2010, the Company’s shareholders approved the Non-Employee Director Deferred Compensation Plan (“Director Deferred Compensation Plan”). Although no set benefits or amounts are granted under the Plan, the Director Deferred Compensation Plan allows non-employee directors the ability to defer up to 100% of their total director compensation. In 2016, Mr. Daniel J. Sullivan elected to contribute each of his quarterly cash contributions (totaling $75,000) towards his Deferred Compensation Account. No other director elected to contribute cash contributions towards their Deferred Compensation Account.

The Company has adopted stock ownership guidelines requiring each independent director to own Company shares valued at five (5) times the director’s annual cash retainer. In 2016, all of the Directors elected to purchase units of the Company’s stock with 100% of the monies contributed towards their Deferred Compensation Plan Accounts.

The Plan is administered by the Compensation Committee in accordance with Section 409A of the Internal Revenue Code. All amounts credited to the participant are invested, as approved by the Compensation Committee, and the participant is credited with the actual earnings of the investments. Company contributions, including investment earnings, may be cash or the stock of the Company. Plan participants have an immediate 100% non-forfeitable right to the value of their contributions. If a participant does not make an election in the time and manner specified in the Plan, payment of the vested value of his or her account will be paid in shares for share units owned, and in cash for the cash balance in their account. A participant’s eligibility terminates upon separation from service.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee

Valerie Rahmani, Chairman

James R. Helvey III

David H. Klein

Daniel J. Sullivan

Owen J. Sullivan

PROPOSAL 2—APPROVAL OF THE

NON-BINDING RESOLUTION ON

EXECUTIVE COMPENSATION

We are seeking a non-binding advisory vote from our shareholders to approve the compensation of our named executive officers, as disclosed in this Proxy Statement.

Shareholders have an opportunity to cast an advisory vote on compensation of executives as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to our fiscal year 2016 executive compensation programs and policies and the compensation paid to the named executive officers. At the Company’s annual meeting in 2011, the majority of our shareholders voted to advise us to include a Say-on-Pay proposal every year, and the Board of Directors determined that the Company will hold an advisory shareholder vote on the compensation of executives every year. This non-binding, advisory vote on the frequency of Say-on-Pay proposals must be held at least once every six years.

At the May 2016 annual meeting, shareholders were asked to approve the Company’s fiscal 2015 executive compensation programs. Of those who voted, over 93% voted to approve the proposal. In light of these results, and in consideration of shareholder input obtained from outreach efforts taken in connection with the 2016 meeting, the Compensation Committee carefully reviewed the Company’s executive compensation practices. The Committee concluded that the Company’s existing executive compensation programs continue to be the most appropriate for the Company and effective in rewarding executives commensurate with business results.

This proposal allows our shareholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to the named executive officers. Your advisory vote will serve as an additional tool to guide the Board of Directors and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its shareholders, and is consistent with our commitment to high standards of corporate governance.

The Board of Directors Recommends a vote “FOR” approval of the following advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for or against, the proposal.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Board of Directors, it will not create or imply any additional fiduciary duty on the part of the Board of Directors, and it will not restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee will take into account the outcome of this advisory vote when considering future compensation arrangements for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE

APPROVAL OF THIS RESOLUTION.

PROPOSAL 3—FREQUENCY OF ADVISORY

VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are seeking a vote from our shareholders as to whether the aforementioned advisory vote on executive compensation will occur every 1, 2 or 3 years.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore our Board of Directors recommends that you vote for “1 YEAR” as the frequency for future advisory votes on executive compensation.

In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their timely input on our executive compensation philosophy, policies and practices as disclosed in our proxy statement. If a shareholder has a concern about our executive compensation program and would like to contact us, our Board of Directors and our Compensation Committee may be contacted either individually or as a group anytime as noted under “Communicating with the Board” in this Proxy Statement. While the results of voting on this item will not be binding upon the Board of Directors, the Board values shareholders’ opinions and will take the results of the vote into account when determining the frequency of a shareholder advisory vote on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU SELECT “1 YEAR” FOR THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION, WHICH IS ONE OF THE ALTERNATIVES PRESENTED UNDER ITEM (3) ON THE ACCOMPANYING PROXY CARD.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on the Company’s review of copies of the Section 16(a) reports furnished to it and written representations that no other reports were required, no director, executive officer or beneficial owner of more than 10% of the outstanding common stock of the Company failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act, except that Mr. Crumlish, Mr. Gydé, Mr. Harrington and Mr. Radetich each filed one late Form 4 with respect to an exempt transaction.

PROPOSAL 4—RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Auditors and Fees

The Audit Committee appointed KPMG LLP (“KPMG”) as the independent registered public accounting firm to audit the Company’s financial statements for fiscal 2017. Ratification by our shareholders of the selection of KPMG as our independent registered accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of KPMG as a matter of good corporate practice. Approval of the proposal requires a majority of the votes cast on the proposal. If our shareholders fail to ratify this selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

A representative of KPMG will be present at the annual meeting of shareholders. The representative will be given the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. To the best of the Company’s knowledge, no member of that firm has any past or present interest, financial or otherwise, direct or indirect, in the Company or any of its subsidiaries. Matters involving auditing and related functions are considered and acted upon by the Audit Committee. The Audit Committee has determined that the provision of services described under “All Other Fees,” below is compatible with maintaining the independent registered public accounting firm’s independence.

Audit Fees—The aggregate fees billed for professional services rendered by KPMG for the audit of the Company’s annual financial statements for the last two fiscal years, including the Company’s foreign subsidiaries, the reviews of the financial statements included in the Company’s Form 10-Qs, and services rendered in connection with the Company’s obligations under Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations were approximately $580,600 and $511,999 in 2016 and 2015, respectively.

Audit-Related Fees—The aggregate fees billed for assurance and related services rendered by KPMG for the last two fiscal years that are reasonably related to the performance of the audit or review of the Company’s financial statements were $0 in both 2016 and 2015.

Tax Fees—The Company was billed $0 for fees in both 2016 and 2015 for professional services rendered by KPMG for tax compliance, tax advice and tax planning.

All Other Fees— No other fees were paid to KPMG in 2016 or 2015.

Audit Committee Pre-Approval Policies and Procedures. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has not established a pre-approval policy for these services. The Audit Committee pre-approves each particular service on a case-by-case basis as set forth in the Audit Committee’s charter.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE

RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR 2017.

PROPOSAL 5—APPROVAL AND RATIFICATION OF AN AMENDMENT TO THE

COMPUTER TASK GROUP, INCORPORATED 2010 EQUITY AWARD PLAN

At the annual meeting, shareholders are being asked to consider and take action upon a proposal to approve and ratify an amendment (the “Amendment”) to the Company’s 2010 Equity Award Plan (the “2010 Plan”) to increase the number of shares of common stock available for grants under the 2010 Plan by 1,850,000.

The purpose of the 2010 Plan is to promote the success of the Company and the interests of its shareholders by attracting, motivating, retaining and rewarding employees, directors and officers of, and key advisers and consultants to, the Company and its Subsidiaries. The Board of Directors believes that long-term incentive awards in the form of stock options, restricted stock or other equity instruments are a highly effective way to link the interests of management and shareholders, and to motivate management to drive longer term shareholder value. As of March 24, 2017, the Company and its Subsidiaries had approximately 200 employees (including officers) and 5 directors eligible to participate in the 2010 Plan, and had approximately 100 employees and 5 directors who held outstanding awards. As of March 24, 2017, the closing price of our common stock was $6.02 per share.

As of March 24, 2017, there are 1,900,000 shares of common stock authorized under the 2010 Plan, of which 433,500 are available for future grants. As of March 24, 2017, there are 1,001,000 stock options outstanding under the 2010 Plan and there are also 326,000 shares of restricted stock that have been granted under the 2010 Plan but have not yet vested. The Board believes additional shares of Common Stock should be made available for issuance under the 2010 Plan to eligible participants in order to maintain the incentive and retention purposes of the 2010 Plan.

EQUITY-BASED COMPENSATION FIGURES FOR ALL PLANS AS OF MARCH 24, 2017

The following information is for all of the Company’s equity-based compensation plans (including but not limited to the 2010 Equity Award Plan) as of March 24, 2017:

•	There are a total of 477,500 shares available for grant under all available equity-based compensation plans of the Company.

•

There are a total of 2,161,500 options outstanding (not including unvested shares of restricted stock), having a weighted-average price of $8.11 per share, and which have a weighted-average life remaining of 8.1 years.

•	There are a total of 429,000 shares of restricted stock or restricted stock units outstanding (full value awards, not including stock options) which have not vested as of March 24, 2017.

As of the Company’s record date, March 24, 2017, there are a total of 15,256,873 common shares outstanding and eligible to vote.

DESCRIPTION OF THE 2010 PLAN

The following paragraphs provide a summary of the principal features of the 2010 Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the 2010 Plan (as amended by the Amendment).

Awards

The 2010 Plan permits the grant of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock (including restricted stock units), performance awards (which may consist of performance shares, performance units or performance cash), other stock-based awards, or any combination of the foregoing (collectively, the “awards”). The terms and conditions of each award will be set forth in a written agreement or notice.

Shares Subject to the 2010 Plan

If the Amendment is approved by the shareholders to add an additional 1,850,000 shares of common stock for issuance under the 2010 Plan, the number of shares of our common stock reserved for issuance under the 2010 Plan will be 3,750,000 shares and the additional authorized shares will be registered under the Securities Act of 1933, as amended, on Form S-8 as soon as practicable after the shareholder approval. The shares subject to awards granted under the 2010 Plan may consist in whole or in part of authorized and unissued shares or treasury shares or any combination thereof. Any shares subject to an option or right granted or awarded under the 2010 Plan which for any reason expires or is terminated unexercised, becomes unexercisable, or is forfeited or otherwise terminated, surrendered or cancelled as to any shares, or if any shares are not delivered because an award under the 2010 Plan is settled in cash, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of common stock that remain available for issuance under the 2010 Plan. Notwithstanding the preceding sentence, shares that are withheld in payment of the exercise price of a stock option or taxes, and shares subject to a SAR that are not delivered upon exercise thereof, shall be deemed to be delivered for purposes of the Plan and therefore will not be deemed to remain or to become available under the Plan. No awards may be granted following the end of the term of the 2010 Plan.

Term

The term of the 2010 Plan will end on the earlier of May 11, 2020 or the date the 2010 Plan is terminated by the Board.

Administration

The 2010 Plan is administered by the Compensation Committee of the Board or such other committee or subcommittee as may be appointed by the Board (the “Committee”). The Committee consists of two or more members of the Board, each of whom shall qualify as a “Non-employee Director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as an “independent director” under applicable stock exchange or NASDAQ rules, and also qualify as an “outside director” within the meaning of Section l62(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations pursuant thereto. The Compensation Committee of the Board currently serves as the “Committee” and as the administrator of the 2010 Plan. The Committee has the power and authority to grant awards to eligible persons pursuant to the terms of the 2010 Plan.

Subject to the provisions of the 2010 Plan, the Committee has the authority to: (1) interpret the 2010 Plan and all awards granted under the 2010 Plan, (2) decide all questions of fact arising under the 2010 Plan, (3) select the persons to whom awards are to be granted, (4) subject to limitations of the 2010 Plan as applicable to each type of award, determine the types of awards to be made and the amount, size, terms and conditions of each award, (5) determine whether and to what extent awards are to be granted, (6) determine the time when awards under the 2010 Plan will be granted, (7) determine whether, to what extent and under what circumstances shares and other amounts payable with respect to an award will be deferred, (8) adopt, alter and repeal such administrative rules, guidelines and practices governing the 2010 Plan as it shall from time to time deem advisable and (9) take any other actions deemed necessary or advisable for the administration of the 2010 Plan. Notwithstanding anything in the 2010 Plan to the contrary, in the event that the Committee determines that it is advisable to grant awards which will not qualify for the exception for performance-based compensation from the tax deductibility limitations of Section 162(m) of the Code, the Committee may make such grants or awards, or may amend the 2010 Plan to provide for such grants or awards, without satisfying the requirements of Section 162(m) of the Code. All decisions, interpretations and other actions of the Committee shall be final and binding on all holders of awards and on all persons deriving their rights therefrom.

The Committee also has authority in its discretion to vary the terms of the 2010 Plan to the extent necessary to comply with foreign, federal, state or local law. The Committee may, where appropriate, establish one or more sub-plans for this purpose.

All expenses and liabilities incurred by the Committee in the administration of the 2010 Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the 2010 Plan. The Committee may delegate to any designated officers or other employees of the Company any of its duties under the 2010 Plan pursuant to such conditions or limitations as the Committee may establish from time to time. Notwithstanding the foregoing, in no event may the Committee delegate authority to any person to take any action which would contravene the requirements of Rule 16b-3 of the Exchange Act or the requirements of Section 162(m) of the Code.

Eligibility to Receive Awards

The 2010 Plan provides that awards may be granted to employees, directors, officers, advisers and consultants to the Company or its Subsidiaries who are responsible for or contribute to the management, growth or success of the Company or any Subsidiary, provided that bona fide services shall be rendered by consultants or advisers to the Company or its Subsidiaries and such services must not be in connection with the offer and sale of securities in a capital-raising transaction and must not directly or indirectly promote or maintain a market for the Company’s securities. Incentive stock options (“ISOs”) may be granted only to employees of the Company or its Subsidiaries.

Benefits to Named Executive Officers and Others

As noted above, awards under the 2010 Plan are at the discretion of the Committee. Accordingly, future awards under the 2010 Plan are not determinable. The table below sets forth the number of shares subject to options under the 2010 Plan granted through March 24, 2017 to the Named Executive Officers and the other individuals and groups indicated. These share numbers do not take into account the effect of options that have been cancelled or that expired unexercised and do not reflect shares subject to restricted stock units or performance awards.

Name and Position	Number of Shares
Arthur W. Crumlish President and Chief Executive Officer	231,884
Clifford B. Bleustein Former Chief Executive Officer	200,000
Brendan M. Harrington Senior Vice President and Chief Financial Officer	62,300
Filip J. L. Gydé Senior Vice President and General Manager, CTG Europe	50,600
Peter P. Radetich Senior Vice President, General Counsel and Secretary	51,500
All Named Executive Officers as a Group	596,284
All Non-Executive Directors as a Group	153,096
All Employees as a Group (Including all Officers who are not Executive Officers)	659,384

Limits for Awards

In order to satisfy the requirements of Section 162(m) of the Code, the maximum number of shares that may be subject to options and SARs granted to an employee during any 12-month period will not exceed 500,000 shares in the aggregate. The maximum number of shares that may be subject to restricted stock awards, performance awards and other stock-based awards subject to the attainment of performance criteria granted to an employee during any 12-month period will not exceed 500,000 shares in the aggregate. With respect to any awards denominated in cash (including performance awards), the maximum aggregate payout to any employee during any 12-month period may not exceed $5,000,000.

Minimum Vesting Limitation

Notwithstanding anything to the contrary in the Plan, with respect to awards granted under the Plan on and after May 6, 2015, no stock option or SAR shall be exercisable prior to the first anniversary of the date of grant thereof, and no restricted stock award, performance award or other stock-based award shall vest any earlier than the first anniversary of the date of grant thereof, except that an award may provide for accelerated vesting, exercisability or the lapse of restrictions on shares applicable to such award upon a Change in Control (as defined in the Plan) or upon termination of a Participant’s Continuous Service (as defined in the Plan) due to death, Disability or Retirement (each, as defined in the Plan). The Committee may grant awards with exercisability and vesting conditions, and that provide for the lapsing of restrictions, that do not meet the requirements set forth in the preceding sentence so long as the aggregate number of shares of Common Stock under such awards does not exceed 5 percent of the maximum number of shares of Common Stock made available under the Plan.

Code Section 162(m) Performance Goals

The 2010 Plan is designed so that it permits the Company to issue awards that qualify as performance-based under Section 162(m) of the Code. The performance goals applicable to an award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) revenue (or any component thereof), (b) net income as a percentage of revenue, (c) earnings per share, (d) share price, (e) operating margin as a percentage of revenue, (f) strategic team goals, (g) net operating profit after taxes, (h) net operating profit after taxes per share, (i) return on invested capital, (j) return on assets or net assets, (k) return on net assets employed before interest and taxes, (l) total stockholder return, (m) relative total stockholder return (as compared with a peer group of the Company established by the Committee prior to issuance of the performance award), (n) earnings before or after income taxes, interest charges, depreciation, amortization and/or rental expense, (o) net income, (p) cash flow (or any component thereof), (q) cash flow (or any component thereof) per share, (r) free cash flow, (s) free cash flow per share, (t) revenue growth, (u) cost containment or reduction, (v) billings growth, (w) operating income, (x) customer satisfaction or (y) any combination thereof, or such similar objectively determinable financial or other measures as may be adopted by the Committee. Performance criteria will be calculated in accordance with the Company’s financial statements or generally accepted accounting principles, on an operating basis, or under a methodology established by the Committee prior to the issuance of a performance award that is consistently applied and identified and may include adjustments for such matters as the Committee may determine prior to the issuance of the performance award. The Committee has the authority, to the extent consistent with the requirements for “performance-based compensation” under Section 162(m) of the Code, to make equitable adjustments to the performance goals in recognition of unusual or nonrecurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

No Repricing

The 2010 Plan prohibits repricing of options and SARs, including by way of an exchange for another award, unless shareholder approval is obtained.

Stock Options

Each option granted under the 2010 Plan will be subject to the following terms and conditions:

•

Exercise Price. The Committee will set the exercise price of the shares subject to each option, provided that the exercise price cannot be less than 100% of the Fair Market Value of the Company’s common stock on the option grant date. In addition, the exercise price of an ISO must be at least 110% of Fair Market Value if, on the grant date, the participant owns stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock or the stock of any of our Subsidiaries (a “10% Shareholder”).

•

Form of Consideration. The means of payment for shares issued upon exercise of an option will be specified in each option agreement. Payment may generally be made by any method permitted by applicable law.

•

Exercise of the Option. Each option agreement will specify the term of the option, the date when the option is to become exercisable and any conditions that must be satisfied before all or a portion of the option may be exercised. The 2010 Plan provides that in no event will an ISO granted under the 2010 Plan be exercised more than 10 years after the date of grant. Moreover, in the case of an ISO granted to a 10% Shareholder, the term of the option shall be for no more than 5 years from the date of grant.

•

Termination of Service. Except as otherwise provided by the Committee or in the award agreement, if a participant’s service with the Company and its Subsidiaries terminates for any reason (other than death, Disability, retirement or for Cause), all options held by such participant under the 2010 Plan will immediately terminate; provided, however, that the options will remain exercisable until the earlier of three months following the participant’s termination of service (or such other date determined by the Committee) or expiration of the options to the extent that such options were exercisable at the time of termination of service. In the event that a participant’s service is terminated for Cause, such participant’s right to exercise the option will terminate.

•

Retirement. If a participant retires, all options held by such participant under the 2010 Plan expire upon the earlier of twelve months after the date of termination of the participant’s service (or such other date determined by the Committee) or the expiration date of the option. The participant or his or her successor or legal representative may exercise all or part of his or her options at any time before such expiration to the extent that such options were exercisable at the time of termination of service.

•

Death or Disability. If a participant dies or suffers a Disability while performing services for the Company, all options held by such participant under the 2010 Plan will expire upon the earlier of twelve months after the participant’s death or Disability (or such other date determined by the Committee) or the expiration date of the option. The successor or other legal representative of the participant may exercise the participant’s options at any time before such expiration to the extent such options were exercisable at the time of termination of service.

•

ISO Limitation. If the aggregate Fair Market Value of all shares subject to a participant’s ISOs that are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as non-statutory stock options. Only employees of the Company or any Subsidiary are eligible to receive ISOs.

•	No Dividend Equivalent Rights. Upon exercise of an option, no adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued.

•

Director Fees. The Board may allow an outside director to receive all or a portion of his or her annual retainer fee, and fees for attending meetings, committee chairmanship fees or any other fees in the form of an option. In that event, the Board will determine the method of conversion and the other terms and conditions of the option.

Stock Appreciation Rights

Each SAR granted under the 2010 Plan will be subject to the following terms and conditions:

•

Specified Price and other Terms. The Committee will set a specified price and term of SARs granted under the 2010 Plan, provided that no SAR may have a term of more than 10 years from the date of grant and provided further that the specified price per share of a SAR cannot be less than 100% of the Fair Market Value per share of our common stock on the SAR grant date. If a SAR is granted in conjunction with an option, the SAR will be subject to the same terms and conditions as the option. Options that are surrendered in the exercise of SARs will no longer be exercisable to the extent the related SAR has been exercised.

•

Exercise of the SAR. Upon exercise of an SAR, a participant will be entitled to the following amount: (i) the difference between the Fair Market Value of a share on the date of exercise over the specified price; times (ii) the number of shares with respect to which the SAR is exercised.

•	Form of Payment of Award. Upon the exercise of an SAR, the Company may pay the amounts of the award in cash, shares or a combination thereof as the Committee may decide.

•

Termination of Service. If a participant’s service with the Company terminates for any reason (other than death, Disability, retirement or for Cause), all SARs held by such participant under the 2010 Plan will immediately terminate; provided, however, that the SAR will remain exercisable until the earlier of three months following the participant’s termination (or such other date determined by the Committee) or expiration of the SAR to the extent that such SAR was exercisable at the time of termination of service. In the event that a participant’s service is terminated for Cause, such participant’s right to exercise the SAR will terminate.

•

Retirement. If a participant retires, all SARs held by such participant under the 2010 Plan will expire upon the earlier of 12 months following the participant’s termination (or such other date determined by the Committee) and the expiration date of the SAR. The participant may exercise all or part of his or her SAR at any time before such expiration to the extent that such SAR was exercisable at the time of termination of service.

•

Death or Disability. If a participant dies or suffers a Disability while employed by the Company, all SARs held by such participant under the 2010 Plan will expire upon the earlier of 12 months following the participant’s death or Disability (or such other date determined by the Committee) and the expiration of the SAR. The successor or other legal representative of the participant may exercise the participant’s SAR at any time before such expiration to the extent that such SAR was exercisable at the time of termination of service.

Restricted Stock

Each share of restricted stock granted under the 2010 Plan will be subject to the following terms and conditions:

•

Restrictions. The Committee will set the conditions upon which the grant, vesting or issuance of restricted stock is conditioned. Such conditions will typically be based principally or solely on continued provision of services but may include a performance-based component. The Committee may, in its sole discretion, provide for the lapse of restrictions in installments or otherwise and waive or accelerate the restriction lapse at its discretion. Except as otherwise provided in the award agreement, the participant shall have all rights of a stockholder during the vesting period of the award.

•

Restricted Stock Units. Restricted stock may also be granted in the form of restricted stock units. No right to vote or receive dividends or any other rights as a shareholder will exist with respect to restricted stock units or the cash payable thereunder except the Committee may provide for the payment of dividend equivalents.

•

Restrictions on Transfer. The shares awarded pursuant to the restricted stock award may not be sold, assigned or otherwise transferred during the vesting period except as provided in the award agreement.

•

Termination of Service. Except as otherwise provided by the Committee or in the award agreement, in the event that a participant’s service terminates for any reason (other than for death or Disability), any portion of his or her award subject to restrictions will terminate immediately.

•

Death or Disability. In the event that a participant’s service terminates due to death or Disability, the participant’s restricted stock awards will vest immediately, except as otherwise provided by the Committee.

•

Director Fees. The Board may allow an outside director to receive all or a portion of his or her annual retainer fee, and fees for attending meetings, committee chairmanship fees or any other fees in the form of a restricted stock award. In that event, the Board will determine the method of conversion and the other terms and conditions of the award.

Performance Awards

Each performance award granted under the 2010 Plan will be subject to the following terms and conditions:

•	Grant. Performance awards may be granted in the form of performance shares, performance units or performance cash and may be awarded upon satisfaction of certain performance milestones.

•

Performance Goals. The Committee sets the conditions upon which the grant or vesting of performance awards is conditioned. Such conditions will typically be based principally or solely on achievement of performance-based goals but may include a service-based component. When the Committee wants the performance award to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will generally establish the performance goals prior to or within 90 days of the beginning of the performance period for the performance goal and no later than after 25% of the performance period has elapsed. For all other performance awards, the performance goals must be established before the end of the performance period.

•

Modification. The Committee may determine that the performance goals are no longer suitable and may modify the goals to the extent it considers modification to be necessary. In the event that the Committee desires for the award to continue to qualify as “performance-based compensation”, no modification will be made unless the modification is not later than the deadline for establishing the performance goals and no award is paid until the Company’s shareholders have approved the material terms of the modified performance goal to the extent required by Section 162(m) of the Code. The Committee will also have the right to reduce or eliminate the amount payable with respect to the award or to cancel all or any part of the award. In the event that the Committee desires for the award to continue to qualify as “performance-based compensation”, no modification will increase the amount payable under a performance award except adjustments made by reason of changes in capital structure.

•

Termination of Service. Unless otherwise provided in the award agreement, in the event that a participant’s service terminates for any reason other than death or Disability, the participant’s performance awards will terminate and be forfeited immediately.

•

Dividend Equivalent Rights. The Committee may provide in a performance share award agreement or performance unit agreement for the payment of dividends or dividend equivalents, as applicable, to the participant, provided that the participant shall not be entitled to receive payment of any dividend and/or dividend equivalent unless and until the performance shares or performance units have become earned.

Other Stock-Based Awards

Each other stock-based award granted under the 2010 Plan will be subject to the following terms and conditions:

•

Grant. The terms and conditions of each other stock-based award granted under the 2010 Plan will be set by the Committee. Other stock-based awards may be, subject to limitations under applicable law, denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed by the Committee to be consistent with the purposes of the 2010 Plan, including, without limitation, purchase rights, convertible or exchangeable debentures, or other rights convertible into shares of common stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries.

•	Performance Goals. Other stock-based awards may also be conditioned upon the achievement of performance goals in the same manner as performance awards.

Compliance with Code Section 409A

To the extent that the Committee determines that any award granted under the 2010 Plan is subject to Section 409A of the Code, it is intended that the 2010 Plan incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A (a) (1) of the Code and that the award agreement and the 2010 Plan be interpreted and construed in compliance with Section 409A and the Treasury Regulations and other interpretive guidance issued under Section 409A.

Amendments to the 2010 Plan

The Board may terminate or amend the 2010 Plan or any portion thereof and the Committee may amend the 2010 Plan, as described above under “Administration”, in each case, without approval of the shareholders of the Company, unless shareholder approval is required by Rule 16b-3 of the Exchange Act, applicable stock exchange or NASDAQ rules, applicable Code provisions, or other applicable laws or regulations.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The U.S. federal income tax consequences of awards under the 2010 Plan are summarized below. The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change if those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s own tax adviser regarding the federal, state, local, foreign and other tax consequences of the grant, exercise or settlement of an award or the disposition of shares of our common stock acquired as a result of an award. The 2010 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Non-statutory Stock Options

The grant of a non-statutory stock option with an exercise price equal to the fair market value of the shares of our common stock on the date of grant has no immediate federal income tax effect. The participant will not recognize any taxable income and we will not receive a tax deduction at the time of grant.

When the participant exercises the option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of our common stock on the date of exercise over the exercise price. If the participant is employed by the Company or any of its Subsidiaries, we are required to withhold tax on the amount of income recognized. We will receive a tax deduction equal to the amount of income recognized.

When the participant sells the shares of our common stock obtained from exercising a non-statutory stock option, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the participant.

Incentive Stock Options

When a participant is granted an ISO, or when the participant exercises the ISO, the participant will generally not recognize taxable income (except for purposes of the alternative minimum tax) and we will not receive a tax deduction.

If the participant holds the shares of our common stock for at least two years from the date of grant, and one year from the date of exercise, then any gain or loss will be treated as long-term capital gain or loss. If, however, the shares are disposed of during this period, the option will be treated as a non-statutory stock option, and the participant will recognize taxable income equal to the lesser of the fair market value of the shares on the exercise date minus the exercise price or the amount realized on disposition minus the exercise price. Any gain in excess of the taxable income portion will be taxable as long-term or short-term capital gain. We will only receive a tax deduction if the shares are disposed of during this holding period. The deduction will be equal to the amount of taxable income the participant recognizes.

Stock Appreciation Rights

Where SARs are granted with an exercise price equal to the fair market value of our stock on the grant date, the grant has no immediate federal income tax effect for either the participant or us. The participant will recognize taxable income upon the exercise of the right equal to the fair market value of the shares of our common stock or cash received upon such exercise. If the participant receives shares of our stock, then upon sale of those shares any subsequent gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).

If the participant is employed by the Company or any of its Subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant.

Restricted Stock

Generally, a participant who receives restricted stock that is vested upon grant will recognize taxable income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. If, however, the stock is not vested when it is received, the participant generally will not recognize taxable income until the stock becomes vested, at which time the participant will recognize taxable income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the participant in exchange for the stock. A participant may, however, file an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days of his or her receipt of the unvested restricted stock award to recognize taxable income, as of the date the participant receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the participant in exchange for the stock.

The participant’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from restricted stock awards will be the amount paid for such shares plus any taxable income recognized either when the stock is received or when the stock becomes vested. Any gain or loss in excess of the participant’s basis will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).

If the participant is employed by the Company or any of its Subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant and will also be entitled to a deduction for dividends or dividend equivalents paid to the participant (if any) on stock that has not vested.

Restricted Stock Units, Performance Shares, Performance Units and Performance Cash

Generally, a participant who receives a restricted stock unit, performance share, performance unit or performance cash structured to conform to the requirements of Section 409A of the Code (or qualify for an exception thereto) will recognize taxable income at the time the stock or cash is delivered equal to the excess, if any, of the fair market value of the shares of our common stock or the cash received over any amount paid by the participant. If the restricted stock unit, performance share, performance unit or performance cash does not conform to the requirements of Section 409A of the Code (or qualify for an exception thereto) then, in addition to the tax treatment described above, the participant will owe an additional 20% tax and interest on any taxes owed.

If the participant receives shares of our stock in settlement of a restricted stock unit, performance share or performance unit, then upon sale of those shares any subsequent gain or loss will be taxed as a capital gain or loss (long-term or short-term depending on how long the shares have been held).

If the participant is employed by the Company or any of its Subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant.

Dividends and Dividend Equivalents

If a participant has not filed an election under Section 83(b) of the Code with respect to an award of restricted stock or performance shares, any dividends received by the participant with respect to such awards that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the participant. If a participant is entitled to dividend equivalents with respect to an award of restricted stock units or performance units, the payment or settlement of such dividend equivalents will generally be treated as compensation that is taxable as ordinary income to the participant. If the participant is employed by the Company or any of its Subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant.

Section 409A

Section 409A applies to compensation plans providing deferred compensation to employees, directors and consultants, and potentially could apply to the different awards available under the 2010 Plan. Failure to comply with Section 409A with respect to a specific award, in the absence of an applicable exemption, could result in current income taxation to the recipient for all amounts deferred as part of that award as well as the imposition of an additional 20% tax and interest on any underpayment of tax. In general, Section 409A should not apply to incentive stock options, nonqualified stock options and stock appreciation rights (that are not discounted) and restricted stock (provided there is no deferral of income beyond the vesting date). Section 409A may apply to restricted stock units, performance units, performance share units and performance cash.

Section 162(m)

As described above, awards may qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve the Company’s federal income tax deduction with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to certain executive officers. To qualify, options and other awards must be (i) granted by a committee consisting solely of two or more “outside directors” (as defined under applicable regulations), (ii) satisfy the limit on the total number of shares of our common stock, or total amount of cash, that may be awarded to any one participant during any 12-month period, and (iii) before payment, our shareholders in a separate vote must approve the terms under which the compensation is to be paid, including the performance goals. In addition, for awards other than options and SARs (that are not discounted) to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more performance goals, as established and certified by a committee consisting solely of two or more “outside directors”.

The Amendment was authorized and approved at the February 15, 2017 meeting of the Board of Directors, subject to the approval and ratification by the shareholders at the annual meeting. The favorable vote of a majority of votes cast at the meeting is required for adoption of the Amendment. Abstentions will count as votes cast on the proposal, but will not count as votes cast in favor of the proposal and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be considered to have voted on the proposal and therefore, will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL

Incorporation by Reference.

The Compensation Committee Report, the Audit Committee Report, and references to the independence of directors are not deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, are not subject to the liabilities of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any of the filings previously made or made in the future by the Company under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates any such information into a document that is filed.

Directors’ and Officers’ Liability Insurance

The Company indemnifies its directors and officers to the extent permitted by law in connection with civil and criminal proceedings against them by reason of their service as a director or officer. As permitted by Section 726 of the New York Business Corporation Law, the Company has purchased directors’ and officers’ liability insurance to provide indemnification for the Company and all its directors and officers. The current liability insurance policy, with a policy period effective May 1, 2016, was issued by The Chubb Group of Insurance Companies at an annual premium of approximately $309,920.

Audit Committee’s Review of Related Person Transactions

In accordance with the Audit Committee charter, the Audit Committee reviews related person transactions. It is the Company’s written policy that it will not enter into transactions that are considered related person transactions that are required to be disclosed under Item 404 of Regulation S-K unless the Audit Committee or another independent body of the Board of Directors first reviews and approves the transactions.

OTHER INFORMATION RELATED TO THE 2016 ANNUAL MEETING

The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, employees of the Company (who will not be specifically compensated for such services) may solicit proxies in person or by telephone. Arrangements will be made with brokers, custodians, nominees and fiduciaries to forward proxies and proxy soliciting material to the beneficial owners of the Company’s shares, and the Company may reimburse brokers, custodians, nominees or fiduciaries for their expenses in so doing.

SHAREHOLDER PROPOSALS

Our By-laws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at an annual meeting of shareholders. The By-laws prescribe the information to be contained in any such notice. To be timely, a shareholder’s notice with respect to a proposal or director nomination to be submitted at an annual meeting of shareholders, must be given, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary of the Company not later than 60 days in advance of the scheduled date of such meeting (provided that if such annual meeting of shareholders is held on a date earlier than the last Wednesday in April, such written notice must be given and received not later than the close of business on the tenth day following the date of the first public disclosure (which may be by a public filing by the Company with the SEC) of the originally scheduled date of the annual meeting). The 2018 annual meeting of shareholders is tentatively scheduled for May 2, 2018. If the 2018 annual meeting is held as currently scheduled, a shareholder’s notice with respect to a proposal or director nomination to be submitted at the 2018 annual meeting must be received by the Company’s principal executive offices not later than March 5, 2018.

Proposals of shareholders which are intended to be included in the Company’s proxy statement relating to its May 2018 annual meeting of shareholders pursuant to SEC Rule 14a-8 must be received at the Company’s principal executive offices not later than December 1, 2017.

OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors of the Company knows of no other business that will be presented for consideration at the 2017 annual meeting of shareholders. However, if any other matters properly come before the meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted on those matters in accordance with the judgment of the holders of the proxies.

March 31, 2017

By Order of the Board of Directors

Appendix A

COMPUTER TASK GROUP, INCORPORATED

2010 EQUITY AWARD PLAN

(amended and restated as of April 7, 2017)

A-i

COMPUTER TASK GROUP, INCORPORATED

2010 EQUITY AWARD PLAN

(amended and restated as of April 7, 2017)

Section 1. Purpose. The purpose of The Computer Task Group, Incorporated 2010 Equity Award Plan (the “Plan”) is to promote the success of The Computer Task Group, Incorporated (the “Company”) and the interests of its stockholders by attracting, motivating, retaining and rewarding employees, directors and officers of, and key advisers and consultants to, the Company and its Subsidiaries.

Section 2. Definitions. For purposes of this Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

2.1 “Board” means the Board of Directors of the Company.

2.2 “Change in Control” means:

With respect to awards granted on or after February 19, 2014, any one of the following occurrences:

(a) The adoption of a plan relating to the Company’s dissolution or liquidation, with all material contingencies satisfied or waived, and the taking of a substantial step to implement such dissolution or liquidation;

(b) The Company merges or consolidates, or otherwise reorganizes with or into one or more entities that are not wholly-owned Subsidiaries, as a result of which less than two-thirds of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly through one or more holding companies or other entities, by stockholders of the Company immediately before such reorganization (for purposes of such determination, it shall be deemed (i) that no change in the beneficial ownership of the Company’s securities will have occurred from the record date for such approval until the consummation of such reorganization and (ii) that such beneficial owners (other than affiliates of the Company, which shall be included in such determination) hold no securities of the other parties to such reorganization);

(c) The sale of substantially all of the Company’s business and/or assets to a person or entity that is not a Subsidiary;

(d) The consummation of any transaction, the result of which is that any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries or any Person holding common shares of the Company for or pursuant to the terms of any such employee benefit plan, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly through one or more holding companies or other entities, of securities of the Company representing more than 33.3% of the combined voting power of the Company’s then outstanding securities entitled to then vote generally in the election of directors of the Company; or

(e) During any period not longer than two consecutive years, the first day on which individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each new Board member was approved by a vote of at least three-quarters of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved); and

With respect to awards granted prior to February 19, 2014, any one of the following occurrences:

(a) Approval by the stockholders of the Company of the dissolution or liquidation of the Company;

(b) Approval by the stockholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not wholly-owned Subsidiaries, as a result of which less than two-thirds of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly through one or more holding companies or other entities, by stockholders of the Company immediately before such reorganization (for purposes of such determination, it shall be deemed (i) that no change in the beneficial ownership of the Company’s securities will have occurred from the record date for such approval until the consummation of such reorganization and (ii) that such beneficial owners (other than affiliates of the Company, which shall be included in such determination) hold no securities of the other parties to such reorganization);

(c) Approval by the stockholders of the Company of the sale of substantially all of the Company’s business and/or assets to a person or entity that is not a Subsidiary;

(d) Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries or any Person holding common shares of the Company for or pursuant to the terms of any such employee benefit plan, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly through one or more holding companies or other entities, of securities of the Company representing more than [33.3]% of the combined voting power of the Company’s then outstanding securities entitled to then vote generally in the election of directors of the Company; or

(e) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each new Board member was approved by a vote of at least three-quarters of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

2.3 “Code” means the Internal Revenue Code of 1986, as amended.

2.4 “Committee” shall have the meaning provided in Section 3 of the Plan.

2.5 “Common Stock” means the common stock, $.01 par value, of the Company or such class of equity securities of any Successor having the power to vote generally for directors and to participate in the profits of such Successor by way of dividend after all holders of preferred securities have received such dividends to which they may be entitled.

2.6 “Company” shall have the meaning set forth in Section 1 of the Plan and shall include, where applicable, any Successor as defined in Section 2.2(c) of the Plan.

2.7 “Continuous Service” means that the Participant’s service with the Company or any Subsidiary, whether as an employee, officer, director, adviser, or consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or any Subsidiary as an employee, officer, director, adviser or consultant, or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant of a Subsidiary or a director will not constitute an interruption of Continuous Service. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Committee, including sick leave, military leave or any other personal leave.

2.8 “Disability” means (a) as it relates to the exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of Section 22(e)(3) of the Code, and (b) for all other purposes, shall have the meaning given that term by the group disability insurance, if any, maintained by the Company for its employees or otherwise shall mean the complete inability of the Participant, with or without a reasonable accommodation, to perform his or her duties with the Company or any Subsidiary on a full-time basis as a result of physical or mental illness or personal injury he or she has incurred for more than 12 weeks in any 52 week period, whether consecutive or not, as determined by an independent physician selected with the approval of the Company or any Subsidiary and the Participant.

2.9 “Effective Date” shall have the meaning provided in Section 24 of the Plan.

2.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11 “Fair Market Value” means, if the Common Stock of the Company is listed on a national securities exchange, the last reported sale price on the principal national securities exchange on which the Common Stock is listed or admitted to trading on the trading day for which the determination is being made (or, if the date of determination is not a trading day, the immediately preceding trading day) or, if the Common Stock is not listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices on the day for which the determination is being made in the over-the-counter market as reported by the Nasdaq Stock Market, Inc. (“NASDAQ”) (or, if the date of determination is not a trading day, the immediately preceding trading day) or, if bid and asked prices for the Common Stock on such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof, or, if none of the foregoing is applicable, then the fair market value of the Common Stock as determined in good faith by the Committee in its sole discretion.

2.12 “Immediate Family” shall have the meaning provided in Section 18 of the Plan.

2.13 “Incentive Stock Option” means a stock option granted under the Plan which is intended to be designated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.14 “Non-Qualified Stock Option” means a stock option granted under the Plan which is not intended to be an Incentive Stock Option, including any stock option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option nor as an option described in Section 423(b) of the Code.

2.15 “Other Stock-Based Award” means awards (other than Stock Options, Stock Appreciation Rights, Restricted Stock Awards and Performance Awards) denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock and granted pursuant to Section 10.

2.16 “Outside Director” means a member of the Board who is not employed by the Company or any Subsidiary.

2.17 “Participant” shall mean any employee, director or officer of, or key adviser or consultant to, the Company or any Subsidiary to whom an award is granted under the Plan.

2.18 “Performance Award” means an award made pursuant to Section 9, including awards of performance units, performance shares and performance cash.

2.19 “Performance Criteria” means the performance criteria described in Section 9.1 which are the basis for Performance Goals.

2.20 “Performance Goal” means the performance goal or goals applicable to a Performance Award pursuant to Section 9.1 as determined by the Committee.

2.21 “Performance Period” means a period of time, as may be determined in the discretion of the Committee, over which performance is measured for the purpose of determining a Participant’s right to and the payment value of an award.

2.22 “Plan Year” means the twelve-month period beginning on January 1 and ending on December 31; provided, however, the first Plan Year shall be the short Plan Year beginning on the Effective Date and ending on December 31, 2010.

2.23 “Restricted Stock Award” means an award of shares of Common Stock pursuant to Section 8.

2.24 “Retirement” means the voluntary termination of employment by a Participant not resident in the European Union who: (i) has attained age 55 and has ten or more years of service with the Company and/or any Subsidiary or (ii) has attained age 65.

2.25 “Stock Appreciation Right” means an award made pursuant to Section 7.

2.26 “Stock Option” means any option to purchase Common Stock granted pursuant to Section 6.

2.27 “Subsidiary” means: (i) as it relates to Incentive Stock Options, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Stock Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain; and (ii) for all other purposes, an entity, domestic or foreign, of which not less than 50% of the total voting power is held by the Company or by a Subsidiary, whether or not such entity now exists or is hereafter organized or acquired by the Company or by a Subsidiary.

2.28 “Term of the Plan” means the period beginning on the Effective Date and ending on the earlier to occur of (i) the date the Plan is terminated by the Board in accordance with Section 21 and (ii) the day before the tenth anniversary of the Effective Date.

Section 3. Administration. The Plan shall be administered by the Compensation Committee of the Board or such other committee or subcommittee as may be appointed by the Board from time to time for the purpose of administering this Plan; provided, however, that such committee shall consist of two or more members of the Board, each of whom shall qualify as a “Non-employee Director” within the meaning of Rule 16b-3 of the Exchange Act and as an “independent director” under applicable stock exchange or NASDAQ rules, and also qualify as an “outside director” within the meaning of Section l62(m) of the Code and regulations pursuant thereto. For purposes of the Plan, the Board acting in this capacity or the Committee described in the preceding sentence shall be referred to as the “Committee”. The Committee shall have the power and authority to grant to eligible persons pursuant to the terms of the Plan: (1) Stock Options, (2) Stock Appreciation Rights, (3) Restricted Stock Awards, (4) Performance Awards, (5) Other Stock-Based Awards, or (6) any combination of the foregoing.

The Committee shall have authority in its discretion to interpret the provisions of the Plan and all awards granted thereunder and to decide all questions of fact arising in its application. Except as otherwise expressly provided in the Plan, the Committee shall have authority to select the persons to whom awards shall be made under the Plan; to determine whether and to what extent awards shall be made under the Plan; to determine the types of award to be made and the amount, size, terms and conditions of each such award; to determine the time when the awards shall be granted; to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under the Plan shall be deferred either automatically or at the election of the Participant;

to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding anything in the Plan to the contrary, in the event that the Committee determines that it is advisable to grant awards which shall not qualify for the exception for performance-based compensation from the tax deductibility limitations of Section 162(m) of the Code, the Committee may make such grants or awards, or may amend the Plan to provide for such grants or awards, without satisfying the requirements of Section 162(m) of the Code.

The Committee also shall have authority in its discretion to vary the terms of the Plan to the extent necessary to comply with foreign, federal, state or local law. Notwithstanding anything in the Plan to the contrary, with respect to any Participant or eligible person who is resident outside of the United States, the Committee may, in its sole discretion, amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan. The Committee may, where appropriate, establish one or more sub-plans for this purpose.

All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons who participate in the Plan.

All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. The Committee may delegate to any designated officers or other employees of the Company any of its duties under the Plan pursuant to such conditions or limitations as the Committee may establish from time to time. Notwithstanding the foregoing, in no event may the Committee delegate authority to any person to take any action which would contravene the requirements of Rule 16b-3 of the Exchange Act or the requirements of Section 162(m) of the Code.

Section 4. Common Stock Subject to the Plan.

4.1 Share Reserve. Subject to the following provisions of this Section 4 and to such adjustment as may be made pursuant to Section 20, the maximum number of shares available for issuance under the Plan shall be equal to 3,750,000 shares of Common Stock. During the terms of the awards under the Plan, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such awards.

4.2 Source of Shares. Such shares may consist in whole or in part of authorized and unissued shares or treasury shares or any combination thereof as the Committee may determine. Any shares subject to an option or right granted or awarded under the Plan which for any reason expires or is terminated unexercised, becomes unexercisable, or is forfeited or otherwise terminated, surrendered or cancelled as to any shares, or if any shares are not delivered because an award under the Plan is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan.

Notwithstanding the preceding sentence, shares that are withheld in payment of the exercise price of a Stock Option or taxes, and shares subject to a Stock Appreciation Right that are not delivered upon exercise thereof, shall be deemed to be delivered for purposes of the Plan and therefore will not be deemed to remain or to become available under the Plan. No awards may be granted following the end of the Term of the Plan.

4.3 Code Section 162(m) Limitation. The total number of shares of Common Stock for which Stock Options and Stock Appreciation Rights may be granted to any employee during any 12 month period shall not exceed 500,000 shares in the aggregate, subject to adjustment pursuant to Section 20. The total number of shares of Common Stock for which Restricted Stock Awards, Performance Awards and Other Stock-Based Awards that are subject to the attainment of performance criteria in order to protect against the loss of deductibility under Section 162(m) of the Code may be granted to any employee during any 12 month period shall not exceed 500,000 shares in the aggregate, subject to adjustment pursuant to Section 20. With respect to awards denominated in cash (including Performance Awards) the maximum aggregate payout to any employee during any 12 month period shall not exceed $5,000,000.

4.4 Minimum Vesting Limitation. Notwithstanding anything to the contrary in the Plan, this Section 4.4 shall apply to awards granted under the Plan on and after May 6, 2015. No Stock Option or Stock Appreciation Right shall be exercisable prior to the first anniversary of the date of grant thereof, and no Restricted Stock Award, Performance Award or Other Stock-Based Award shall vest any earlier than the first anniversary of the date of grant thereof, except that an award may provide for accelerated vesting, exercisability or the lapse of restrictions on shares applicable to such award upon a Change in Control or upon termination of a Participant’s Continuous Service due to death, Disability or Retirement. The Committee may grant awards with exercisability and vesting conditions, and that provide for the lapsing of restrictions, that do not meet the requirements set forth in the preceding sentence so long as the aggregate number of shares of Common Stock under such awards does not exceed 5 percent of the maximum number of shares of Common Stock made available under the Plan as specified in Section 4.1 above (subject to adjustment as set forth in Section 20).

Section 5. Eligibility to Receive Awards. An award may be granted to any employee, director, or officer of, or adviser or consultant to, the Company or any Subsidiary, who is responsible for or contributes to the management, growth or success of the Company or any Subsidiary, provided that bona fide services shall be rendered by consultants or advisers to the Company or its Subsidiaries and such services must not be in connection with the offer and sale of securities in a capital-raising transaction and must not directly or indirectly promote or maintain a market for the Company’s securities. Subject to the preceding sentence and Section 6.8, the Committee shall have the sole authority to select the persons to whom an award is to be granted hereunder and to determine what type of award is to be granted to each such person. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

Section 6. Stock Options. A Stock Option may be an Incentive Stock Option or a Non-Qualified Stock Option. Only employees of the Company or any Subsidiary of the Company are eligible to receive Incentive Stock Options. To the extent that any Stock Option is not designated as or does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

Stock Options may be granted alone or in addition to other awards granted under the Plan. The terms and conditions of each Stock Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written Stock Option agreement between the Company and the Participant or notice from the Company to the Participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time. No person shall have any rights under any Stock Option granted under the Plan unless and until the Company and the person to whom such Stock Option shall have been granted shall have executed and delivered an agreement expressly granting the Stock Option to such person and containing provisions setting forth the terms and conditions of the Stock Option. The terms and conditions of each Incentive Stock Option shall be such that each Incentive Stock Option issued hereunder shall constitute and shall be treated as an “incentive stock option” as defined in Section 422 of the Code. The terms and conditions of each Non-Qualified Stock Option will be such that each Non-Qualified Stock Option issued hereunder shall not constitute nor be treated as an “incentive stock option” as defined in Section 422 of the Code or an option described in Section 423(b) of the Code and will be a “non-qualified stock option” for federal income tax purposes. The terms and conditions of any Stock Option granted hereunder need not be identical to those of any other Stock Option granted hereunder. The Stock Option agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

6.1 Type of Option. Each Stock Option agreement shall identify the Stock Option represented thereby as an Incentive Stock Option or a Non-Qualified Stock Option, as the case may be.

6.2 Option Price. The Stock Option exercise price shall be fixed by the Committee and specified in each Stock Option agreement; provided, however, that the exercise price shall not be less than 100% (or 110% in the case of an Incentive Stock Option granted to an employee referred to in Section 6.7(ii) below) of the Fair Market Value of the shares of Common Stock subject to the Stock Option on the date the Stock Option is granted.

6.3 Vesting and Exercise Term. Each Stock Option agreement shall state the period or periods of time within which the Stock Option may be exercised, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that no Incentive Stock Option shall be exercisable after ten years from the date of grant thereof (or, in the case of an Incentive Stock Option granted to an employee referred to in Section 6.7(ii) below, such term shall in no event exceed five years from the date on which such Incentive Stock Option is granted). Each Stock Option agreement shall also state any conditions which must be satisfied before all or a portion of the Stock Option may be exercised. In so doing, the Committee may specify that a Stock Option may not be exercised until the completion of a service period or until Performance Goals are satisfied.

6.4 Payment for Shares. Subject to any vesting period specified in the Stock Option agreement, a Stock Option shall be deemed to be exercised when written notice of such exercise, in a form determined by the Committee, has been given to the Company in accordance with the terms of the Stock Option agreement by the Participant entitled to exercise the Stock Option and full payment for the shares of Common Stock with respect to which the Stock Option is exercised has been received by the Company.

The Committee, in its sole discretion, may permit all or part of the payment of the exercise price (and taxes required to be withheld as provided in Section 16) to be made, to the extent permitted by applicable statutes and regulations, either: (i) in cash, by check or wire transfer, (ii) by tendering previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total exercise price and such taxes, (iii) by withholding shares of Common Stock which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total exercise price and such taxes, (iv) delivery (including by facsimile or by electronic mail) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price and any tax withholding obligations that may arise in connection with such exercise (otherwise known as a “broker-assisted cashless exercise”) (v) by a combination of (i), (ii), (iii) and (iv) above, or (vi) in any other form of legal consideration as provided for under the terms of the Stock Option. No shares of Common Stock shall be issued to any Participant upon exercise of a Stock Option until the Company receives full payment therefor as described above. Upon the receipt of notice of exercise and full payment for the shares of Common Stock, the shares of Common Stock shall be deemed to have been issued and the Participant shall be entitled to receive such shares of Common Stock and shall be a stockholder with respect to such shares, and the shares of Common Stock shall be considered fully paid and nonassessable. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the Common Stock is issued, except as provided in Section 20 of the Plan. Each exercise of a Stock Option shall reduce, by an equal number, the total number of shares of Common Stock that may thereafter be purchased under such Stock Option.

6.5 Rights upon Termination of Continuous Service. Except as otherwise provided in an applicable Stock Option agreement or as otherwise determined by the Committee, in the event that a Participant’s Continuous Service terminates for any reason, other than death, Disability or Retirement, any rights of the Participant under any Stock Option shall immediately terminate, provided, however, that the Participant (or any successor or legal representative) shall have the right to exercise the Stock Option to the extent that the Stock Option was exercisable at the time of termination, until the earlier of (i) the date that is three months after the effective date of such termination of Continuous Service, or such other date as determined by the Committee in its sole discretion, or (ii) the expiration of the term of the Stock Option.

Notwithstanding the foregoing, the Participant (or any successor or legal representative) shall not have any rights under any Stock Option, to the extent that such Stock Option has not previously been exercised, and the Company shall not be obligated to sell or deliver shares of Common Stock (or have any other obligation or liability) under such Stock Option if the Committee shall determine in its sole discretion that the Participant’s Continuous Service shall have been terminated for “Cause” (as such term is defined in the Participant’s Stock Option agreement), which determination shall be made in good faith. In the event of such determination, the Participant (or any successor or legal representative) shall have no right under any Stock Option, to the extent that such Stock Option has not previously been exercised, to purchase any shares of Common Stock.

Any Stock Option may be terminated entirely by the Committee at the time or at any time subsequent to a determination by the Committee under this Section 6.5 which has the effect of eliminating the Company’s obligation to sell or deliver shares of Common Stock under such Stock Option.

Unless otherwise determined by the Committee, in the event that a Participant’s Continuous Service terminates as a result of Retirement prior to the expiration of the Stock Option and without the Participant having fully exercised the Stock Option, the Participant or his or her successor or legal representative shall have the right to exercise the Stock Option, to the extent such Stock Option was exercisable at the time of Retirement, within the next 12 months following Retirement, or such other period as determined by the Committee in its sole discretion, but not later than the expiration of the term of the Stock Option.

Unless otherwise determined by the Committee, in the event that a Participant’s Continuous Service terminates because such Participant dies or suffers a Disability prior to the expiration of the Stock Option and without the Participant having fully exercised the Stock Option, the Participant or his or her successor or legal representative shall have the right to exercise the Stock Option, to the extent such Stock Option was exercisable at the time of such event, within the next 12 months following such event, or such other period as determined by the Committee in its sole discretion, but not later than the expiration of the term of the Stock Option.

6.6 No Repricing. Subject to Section 20, the exercise price for a Stock Option may never be less than 100% of the Fair Market Value of the shares of Common Stock subject to the Stock Option on the date the Stock Option is granted. Notwithstanding anything in the Plan to the contrary, the repricing of a Stock Option is prohibited without prior approval of the Company’s stockholders by a majority of votes cast in favor of such proposal. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of a Stock Option to lower its exercise price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling a Stock Option at a time when its exercise price is greater than the Fair Market Value of the underlying shares of Common Stock in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or other similar change permitted under Section 20. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

6.7 Special Incentive Stock Option Rules. Notwithstanding the foregoing, in the case of an Incentive Stock Option, each Stock Option agreement shall contain such other terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify such Stock Option as an Incentive Stock Option under the Code including, without limitation, the following:

(i) To the extent that the aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock, with respect to which Incentive Stock Options granted under this Plan (and all other plans of the Company and its Subsidiaries) become exercisable for the first time by any person in any calendar year, exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

(ii) No Incentive Stock Option shall be granted to any employee if, at the time the Incentive Stock Option is granted, the employee (by reason of the attribution rules applicable under Section 424(d) of the Code) owns more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary unless at the time such Incentive Stock Option is granted the Stock Option exercise price is at least 110% of the Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the shares of Common Stock subject to the Incentive Stock Option and such Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant.

If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option shall thereafter be treated as a Non-Qualified Stock Option.

6.8 Conversion of Director Fees. The Board may, at its sole discretion, permit an Outside Director to receive all or a portion of his or her annual retainer fee, any fees for attending meetings of the Board or committees thereof, committee chairmanship fees or any other fees payable to an Outside Director in the form of a Stock Option. The terms and conditions of such Stock Option, including (without limitation) the method for converting the annual retainer fee or any other fee payable to an Outside Director into a Stock Option, the date of grant, the vesting schedule, if any, and the time period for an Outside Director to elect such a Stock Option shall be determined solely by the Board. The Board’s decision shall be final, binding and conclusive.

Section 7. Stock Appreciation Rights. Stock Appreciation Rights entitle Participants to increases in the Fair Market Value of shares of Common Stock. The terms and conditions of each Stock Appreciation Right granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the Participant or notice from the Company to the Participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

7.1 Award. Stock Appreciation Rights shall entitle the Participant, subject to such terms and conditions determined by the Committee, to receive upon exercise thereof an award equal to all or a portion of the excess of: (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise, over (ii) a specified price which shall not be less than 100% of the Fair Market Value of the Common Stock at the time the right is granted or, if connected with a previously issued Stock Option, not less than 100% of the Fair Market Value of the Common Stock at the time such Stock Option was granted. Such amount may be paid by the Company in cash, Common Stock (valued at its then Fair Market Value) or any combination thereof, as the Committee may determine. Stock Appreciation Rights may be, but are not required to be, granted in connection with a previously or contemporaneously granted Stock Option, provided that such Stock Appreciation Rights shall be subject to the same terms and conditions as apply to the underlying Stock Option to which they relate. Stock Options surrendered in the exercise of Stock Appreciation Rights shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

7.2 Term. Each agreement shall state the period or periods of time within which the Stock Appreciation Right may be exercised, in whole or in part, subject to such terms and conditions prescribed for such purpose by the Committee. The Committee shall have the power to permit an acceleration of previously established exercise terms upon such circumstances and subject to such terms and conditions as the Committee deems appropriate. Stock Appreciation Rights granted in connection with a previously or contemporaneously granted Stock Option may be exercised at the time the Stock Option vests but not later than the expiration date of such Stock Option.

7.3 Rights upon Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates for any reason, other than death, Disability or Retirement, any rights of the Participant under any Stock Appreciation Right shall immediately terminate; provided, however, the Participant (or any successor or legal representative) shall have the right to exercise the Stock Appreciation Right to the extent that the Stock Appreciation Right was exercisable at the time of termination, until the earlier of (i) the date that is three months after the effective date of such termination of Continuous Service, or such other date as determined by the Committee in its sole discretion, or (ii) the expiration of the term of the Stock Appreciation Right.

Notwithstanding the foregoing, the Participant (or any successor or legal representative) shall not have any rights under any Stock Appreciation Right, to the extent that such Stock Appreciation Right has not previously been exercised, and the Company shall not be obligated to pay or deliver any cash, Common Stock or any combination thereof (or have any other obligation or liability) under such Stock Appreciation Right if the Committee shall determine in its sole discretion that the Participant’s Continuous Service shall have been terminated for “Cause” (as such term is defined in the Participant’s Stock Appreciation Right agreement), which determination shall be made in good faith. In the event of such determination, the Participant (or any successor or legal representative) shall have no right under such Stock Appreciation Right, to the extent that such Stock Appreciation Right has not previously been exercised. Any Stock Appreciation Right may be terminated entirely by the Committee at the time of or at any time subsequent to the determination by the Committee under this Section 7.3 which has the effect of eliminating the Company’s obligations under such Stock Appreciation Right.

Unless otherwise determined by the Committee, in the event that a Participant’s Continuous Service terminates as a result of Retirement prior to the expiration of his or her Stock Appreciation Right and without having fully exercised his or her Stock Appreciation Right, the Participant or his or her successor or legal representative shall have the right to exercise any Stock Appreciation Right, to the extent such Stock Appreciation Right was exercisable at the time of Retirement, within the next 12 months following Retirement, or such other period as determined by the Committee in its sole discretion, but not later than the expiration of the Stock Appreciation Right.

Unless otherwise determined by the Committee, in the event that a Participant’s Continuous Service terminates because such Participant dies or suffers a Disability prior to the expiration of his or her Stock Appreciation Right and without having fully exercised his or her Stock Appreciation Right, the Participant or his or her successor or legal representative shall have the right to exercise any Stock Appreciation Right, whether or not the Stock Appreciation Right was exercisable at the time of such event, within the next 12 months following such event, or such other period as determined by the Committee in its sole discretion, but not later than the expiration of the Stock Appreciation Right.

7.4 No Repricing. Notwithstanding anything in the Plan to the contrary, the repricing of a Stock Appreciation Right is prohibited without any prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a Stock Appreciation Right to lower its base price: (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a Stock Appreciation Right at a time when its base price is greater than the Fair Market Value of the underlying shares of Common Stock in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or other similar change permitted under Section 20. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

Section 8. Restricted Stock Awards. Restricted Stock Awards shall consist of shares of Common Stock restricted against transfer (“Restricted Stock”) and subject to a substantial risk of forfeiture. The terms and conditions of each Restricted Stock Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the Participant or notice from the Company to the Participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

8.1 Vesting Period. Restricted Stock Awards shall be subject to the restrictions described in the preceding paragraph over such vesting period as the Committee determines. To the extent the Committee deems necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, Restricted Stock Awards to any Participant may also be conditioned upon the achievement of Performance Goals in the same manner as provided in Section 9 with respect to Performance Awards. The Committee may, in its sole discretion, provide for the lapse of restrictions in installments or otherwise and may waive or accelerate the restriction lapse at its discretion. Except as otherwise provided in a Restricted Stock Award agreement, the Participant shall have all the rights of a stockholder during the vesting period.

8.2 Restriction upon Transfer. Shares awarded may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered, except as herein provided or as provided in any agreement entered into between the Company and a Participant in connection with the Plan, during the vesting period applicable to such shares.

8.3 Restricted Stock Units. Restricted Stock Awards may be granted in the form of restricted stock units that are not issued until the vesting conditions are satisfied. Until the shares of Common Stock are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire shares of Common Stock except that the Committee may in its discretion provide for the payment of dividend equivalents on outstanding restricted stock units. Restricted stock units may be settled in shares of Common Stock or cash.

8.4 Termination of Continuous Service. Except as otherwise provided in the written agreement relating to the Participant’s Restricted Stock Award, in the event that a Participant’s Continuous Service terminates for any reason other than death or Disability, any rights of the Participant or his or her successors or legal representatives under any Restricted Stock Award that remains subject to restrictions shall immediately terminate and any Restricted Stock Award with unlapsed restrictions shall be forfeited to the Company without payment of any consideration. Unless otherwise determined by the Committee, in the event that a Participant’s Continuous Service terminates due to death or Disability, all unvested Restricted Stock Awards under the Plan shall immediately vest and shall no longer be subject to any restrictions.

8.5 Conversion of Director Fees. The Board may, at its sole discretion, permit an Outside Director to receive all or a portion of his or her annual retainer fee, any fees for attending meetings of the Board or committees thereof, committee chairmanship fees or any other fees payable to an Outside Director in the form of a Restricted Stock Award. The terms and conditions of such Restricted Stock Award, including (without limitation) the method for converting the annual retainer fee or any other fee payable to an Outside Director into a Restricted Stock Award, the date of grant, the vesting schedule, if any, and the time period for an Outside Director to elect such a Restricted Stock Award shall be determined solely by the Board. The Board’s decision shall be final, binding and conclusive.

Section 9. Performance Awards. Performance Awards may be made by reference to performance units, performance shares or performance cash and may, at the discretion of the Committee, be awarded upon the satisfaction of Performance Goals. The vesting or settlement of Performance Awards may also, in the discretion of the Committee, be conditioned upon the achievement of Performance Goals. The terms and conditions of each Performance Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the Participant or notice from the Company to the Participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time. When the Committee desires a Performance Award to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish the Performance Goals for the respective Performance Award prior to or within 90 days of the beginning of the Performance Period relating to such Performance Goal, or at such other date as may be permitted or required for the Performance Award to qualify as “performance-based compensation” under Section 162(m) of the Code, and not later than after 25 percent of such Performance Period has elapsed, and such Performance Goals shall otherwise comply with the requirements of Section 162(m) of the Code. For all other Performance Awards, the Performance Goals must be established before the end of the respective Performance Period. The Committee may make grants of Performance Awards in such a manner that more than one Performance Period is in progress concurrently. For each Performance Period, the Committee shall establish the number of Performance Awards and their contingent values which may vary depending on the degree to which Performance Criteria established by the Committee are met. The Committee shall have the power to impose such other restrictions on Performance Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code as it may deem necessary or appropriate to ensure that such Performance Awards satisfy all such requirements.

9.1 Performance Criteria. The Committee may establish Performance Goals applicable to Performance Awards based upon the Performance Criteria and other factors set forth below based upon performance of the Company as a whole or upon the performance of a Subsidiary, segment or division and either as an absolute measure or as a measure of comparative performance relative to a peer group of companies, an index, budget, prior period, or other standard selected by the Committee. Performance Criteria for the Company shall relate to the achievement of predetermined financial and operating objectives for the Company and its Subsidiaries on a consolidated basis. Performance Criteria for a Subsidiary, segment or division shall relate to the achievement of financial and operating objectives of such business unit for which the Participant is accountable. “Performance Criteria” means one or more of the following measures: revenue (or any component thereof), net income as a percentage of revenue, operating income, earnings per share, share price, operating margin as a percentage of revenue, strategic team goals, net operating profit after taxes, net operating profit after taxes per share, return on invested capital, return on assets or net assets, return on net assets employed before interest and taxes, total stockholder return, relative total stockholder return (as compared with a peer group of the Company established by the Committee prior to issuance of the Performance Award), earnings before or after income taxes, interest charges, depreciation, amortization and/or rental expense, net income, cash flow (or any component thereof), cash flow (or any component thereof) per share, free cash flow, free cash flow per share, revenue growth, cost containment or reduction, billings growth, customer satisfaction or any combination thereof, or such similar objectively determinable financial or other measures as may be adopted by the Committee. The Performance Goals may differ among Participants, including among similarly situated Participants. Performance Criteria shall be calculated in accordance with the Company’s financial statements or generally accepted accounting principles, on an operating basis, or under a methodology established by the Committee prior to the issuance of a Performance Award that is consistently applied and identified and may include adjustments for such matters as the Committee may determine prior to the issuance of the Performance Award. The Committee shall have the authority, to the extent consistent with the requirements for “performance-based compensation” under Section 162(m) of the Code, to make equitable adjustments to the Performance Goals in recognition of unusual or nonrecurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

9.2 Modification. If the Committee determines, in its discretion exercised in good faith, that the established Performance Goals are no longer suitable to the Company’s objectives because of a change in the Company’s business, operations, corporate structure, capital structure, or other conditions the Committee deems to be appropriate, the Committee may modify the Performance Goals to the extent it considers such modification to be necessary; provided, however, if the Committee still intends that such Performance Award continues to qualify as “performance-based compensation” under Section 162(m) of the Code, no such modification shall be made with respect to such Performance Award unless (i) such modification is made no later than the deadline established under Section 162(m) of the Code, and (ii) no Performance Award is paid under the modified Performance Goal until after the material terms of the modified Performance Goal are disclosed to and approved by the Company’s stockholders to the extent required by Section 162(m) of the Code.

9.3 Payment. The basis for the grant, vesting or payment, as applicable, of Performance Awards for a given Performance Period shall be the achievement of those Performance Goals determined by the Committee as specified in the Performance Award agreement. At any time prior to the payment of a Performance Award, unless otherwise provided by the Committee or prohibited by the Plan, the Committee shall have the authority to reduce or eliminate the amount payable with respect to the Performance Award, or to cancel any part or all of the Performance Award but, with respect to Performance Awards the Committee still intends to qualify as “performance-based compensation” under Section 162(m) of the Code, shall not have the authority in its discretion to increase the amount payable with respect to the Performance Award except as permitted under Section 20. The Committee’s determination with respect to a Performance Period of whether and to what extent a Performance Goal has been achieved, and, if so, of the amount of the Performance Award earned for the Performance Period shall be final and binding on the Company and all Participants, and, with respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, these determinations shall be certified in writing before such Performance Awards are paid. Except as otherwise provided in the Performance Award agreement, all performance cash and performance unit awards shall be paid to the Participant in cash.

9.4 Termination of Continuous Service. Except as otherwise provided in the written agreement relating to the Participant’s Performance Award, in the event that a Participant’s Continuous Service terminates for any reason other than death or Disability, any rights of the Participant or his or her successors or legal representatives under any outstanding Performance Awards shall immediately terminate and any outstanding Performance Awards shall be forfeited.

9.5 Dividends and Dividend Equivalents. Notwithstanding anything to the contrary in this Plan, (i) a Participant shall not receive payment of any dividends with respect to a grant of a Performance Award (which includes any Restricted Stock Award conditioned on the achievement of performance goals, as provided in Section 8) unless and until the Performance Award is earned; (ii) the Committee may in its discretion provide for the payment of dividend equivalents with respect to a grant of a Performance Award (which includes any Restricted Stock Award conditioned on the achievement of performance goals, as provided in Section 8); provided, however, that the Committee shall provide in such Performance Award agreement that the Participant shall not receive payment of any dividend equivalent unless and until the Performance Award has become earned; and (iii) if the payment or crediting of dividends or dividend equivalents is in respect of a Performance Award (which includes any Restricted Stock Award conditioned on the achievement of performance goals, as provided in Section 8) that is subject to Code Section 409A, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Code Section 409A.

Section 10. Other Stock-Based Awards. Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under the Plan or any other plan of the Company. The terms and conditions of each Other Stock-Based Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the Participant or notice from the Company to the Participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time.

To the extent the Committee deems necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, Other Stock-Based Awards to any Participant may also be conditioned upon the achievement of Performance Goals in the same manner as provided in Section 9 with respect to Performance Awards.

Section 11. Securities Law Requirements. No shares of Common Stock shall be issued upon the exercise or payment of any award unless and until:

(i) The shares of Common Stock underlying the award have been registered under the Securities Act of 1933, as amended (the “Act”), or the Company has determined that an exemption from the registration requirements under the Act is available or the registration requirements of the Act do not apply to such exercise or payment;

(ii) The Company has determined that all applicable listing requirements of any stock exchange or quotation system on which the shares of Common Stock are listed have been satisfied; and

(iii) The Company has determined that any other applicable provision of state or federal law, including without limitation applicable state securities laws, has been satisfied.

Section 12. Restrictions on Transfer; Representations of Participant; Legends. Regardless of whether the offering and sale of shares of Common Stock has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such shares, including the placement of appropriate legends on stock certificates, if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law. As a condition to the Participant’s receipt of shares, the Company may require the Participant to represent that such shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Act, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel.

The Company may, but shall not be obligated to, register or qualify the sale of shares under the Act or any other applicable law. In the event of any public offering of Common Stock or other securities of the Company, it may be necessary for the Company to restrict for a period of time (during or following the offering process) the transfer of shares of Common Stock issued to a Participant under the Plan (including any securities issued with respect to such shares in accordance with Section 20 of the Plan). As a condition of the Participant’s receipt of shares, the Committee may require the Participant to agree not to effect any sale, transfer, pledge or other disposal of the Participant’s shares during such time and agrees to execute any “lock-up letter” or similar agreement requested by the Company or its underwriters.

Section 13. Single or Multiple Agreements. Multiple forms of awards or combinations thereof may be evidenced by a single agreement or notices or multiple agreements or notices, as determined by the Committee.

Section 14. Rights of a Stockholder. The recipient of any award under the Plan, unless otherwise provided by the Plan, shall have no rights as a stockholder with respect thereto unless and until shares of Common Stock are issued to him.

Section 15. No Right to Continue Employment or Service. Nothing in the Plan or any instrument executed or award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or any Subsidiary in the capacity in effect at the time the award was granted or shall affect the right of the Company or any Subsidiary to terminate (i) the employment of an employee with or without notice and with or without cause, (ii) the service of a consultant or adviser pursuant to the terms of such consultant’s or adviser’s agreement with the Company or any Subsidiary or (iii) the service of a director pursuant to the Bylaws of the Company or any Subsidiary and any applicable provisions of the corporate law of the state in which the Company or any Subsidiary is incorporated, as the case may be.

Section 16. Withholding. The Company’s obligations hereunder in connection with any award shall be subject to applicable foreign, federal, state and local withholding tax requirements. Foreign, federal, state and local withholding tax due under the terms of the Plan may be paid in cash or shares of Common Stock (either through the surrender of already-owned shares of Common Stock, the withholding of shares of Common Stock otherwise issuable upon the exercise or payment of such award or by broker-assisted cashless exercise) having a Fair Market Value equal to the required withholding and upon such other terms and conditions as the Committee shall determine; provided, however, the Committee, in its sole discretion, may require that such taxes be paid in cash.

Section 17. Indemnification. No member of the Board or the Committee, nor any officer or employee of the Company or a Subsidiary acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company or any Subsidiary acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 18. Non-Assignability. No right or benefit hereunder shall in any manner be subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit. No award under the Plan shall be assignable or transferable by the Participant except by will, by the laws of descent and distribution and by such other means as the Committee may approve from time to time, and all awards shall be exercisable, during the Participant’s lifetime, only by the Participant.

However, the Participant, with the approval of the Committee, may transfer a Non-Qualified Stock Option for no consideration to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Non-Qualified Stock Option prior to such transfer. The foregoing right to transfer a Non-Qualified Stock Option shall apply to the right to consent to amendments to the Stock Option agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Non-Qualified Stock Option. The term “Immediate Family” shall mean the Participant’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Participant).

At the request of the Participant and subject to the approval of the Committee, Common Stock purchased upon exercise of a Non-Qualified Stock Option may be issued or transferred into the name of the Participant and his or her spouse jointly with rights of survivorship.

Except as set forth above or in a Stock Option agreement, any attempted assignment, sale, transfer, pledge, mortgage, encumbrance, hypothecation, or other disposition of an award under the Plan contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon an award under the Plan shall be null and void and without effect.

Section 19. Nonuniform Determinations. The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

Section 20. Adjustments. In the event of any change in the outstanding shares of Common Stock, without the receipt of consideration by the Company, by reason of a stock dividend, stock split, reverse stock split or distribution, recapitalization, merger, reorganization, reclassification, consolidation, split-up, spin-off, combination of shares, exchange of shares, partial or complete liquidation of the Company, or other change in corporate structure affecting the Common Stock and not involving the receipt of consideration by the Company, the Committee or the Board shall make appropriate adjustments in (a) the aggregate number of shares of Common Stock (i) available for issuance under the Plan, (ii) for which grants or awards may be made to any Participant or to any group of Participants (e.g., Outside Directors), (iii) which are available for issuance under Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards and Other Stock-Based Awards, (iv) covered by outstanding unexercised awards and grants denominated in shares or units of Common Stock, and (v) underlying Stock Options granted pursuant to Section 6.8 or Restricted Stock Awards granted pursuant to Section 8.5, (b) the exercise or other applicable price related to outstanding awards or grants and (c) the appropriate Fair Market Value and other price determinations relevant to outstanding awards or grants and shall make such other adjustments as may be appropriate under the circumstances; provided, that the number of shares subject to any award or grant always shall be a whole number.

Section 21. Termination and Amendment. The Board may terminate or amend the Plan or any portion thereof at any time and the Committee may amend the Plan to the extent provided in Section 3, without approval of the stockholders of the Company, unless stockholder approval is required by Rule 16b-3 of the Exchange Act, applicable stock exchange or NASDAQ or other quotation system rules, applicable Code provisions, or other applicable laws or regulations. No amendment, termination or modification of the Plan shall affect any award theretofore granted in any material adverse way without the consent of the recipient.

Section 22. Severability. If any of the terms or provisions of this Plan, or awards made under this Plan, conflict with the requirements of Section 162(m) or Section 422 of the Code with respect to awards subject to or governed by Section 162(m) or Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Section 162(m) or Section 422 of the Code. With respect to an Incentive Stock Option, if this Plan does not contain any provision required to be included herein under Section 422 of the Code (as the same shall be amended from time to time), such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out herein.

Section 23. Effect on Other Plans. Participation in this Plan shall not affect an employee’s eligibility to participate in any other benefit or incentive plan of the Company or any Subsidiary and any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company or any Subsidiary unless specifically provided.

Section 24. Effective Date of the Plan. The Plan shall become effective on May 12, 2010 (the “Effective Date”), subject to approval of the stockholders of the Company to the extent required by applicable Code provisions or other applicable law.

Section 25. Governing Law. This Plan and all agreements executed in connection with the Plan, and all disputes and controversies related thereto, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflicts of law doctrine that would apply any other law.

Section 26. Gender and Number. Words denoting the masculine gender shall include the feminine gender, and words denoting the feminine gender shall include the masculine gender. Words in the plural shall include the singular, and the singular shall include the plural.

Section 27. Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an award may first be exercised or the time during which an award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the award stating the time at which it may first be exercised or the time during which it will vest, unless such award is subject to the provisions of Section 409A of the Code.

Section 28. Modification of Awards. Within the limitations of the Plan and subject to Sections 20 and 34, the Committee may modify outstanding awards or accept the cancellation of outstanding awards for the granting of new awards in substitution therefor. Notwithstanding the preceding sentence, except for any adjustment described in Section 20 or 34, no modification of an award shall, without the consent of the Participant, alter or impair any rights or obligations under any award previously granted under the Plan in any material adverse way without the affected Participant’s consent. For purposes of the preceding sentence, any modification to any of the following terms or conditions of an outstanding unexercised award or grant shall be deemed to be a material modification: (i) the number of shares of Common Stock covered by such award or grant, (ii) the exercise or other applicable price or Fair Market Value determination related to such award or grant, (iii) the period of time within which the award or grant vests and is exercisable and the terms and conditions of such vesting and exercise, (iv) the type of award or Stock Option, and (v) the restrictions on transferability of the award or grant and of any shares of Common Stock issued in connection with such award or grant.

Section 29. No Strict Construction. No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any agreement executed in connection with the Plan, any award granted under the Plan, or any rule, regulation or procedure established by the Committee.

Section 30. Successors. This Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase, or otherwise.

Section 31. Plan Provisions Control. The terms of the Plan govern all awards granted under the Plan, and in no event will the Committee have the power to grant any award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any award granted under the Plan shall conflict with any term in the Plan, the term in the Plan shall control.

Section 32. Headings. The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

Section 33. Code Section 409A. It is intended that the Stock Options awarded pursuant to Section 6, Stock Appreciation Rights awarded pursuant to Section 7, and Restricted Stock Awards awarded pursuant to Section 8 not constitute a “deferral of compensation” within the meaning of Section 409A of the Code. It is further intended that the Performance Awards and Other Stock Awards granted pursuant to Sections 9 and 10 not constitute a “deferral of compensation” within the meaning of Section 409A of the Code or otherwise shall comply with the requirements of Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder in all material respects. The Plan shall be interpreted for all purposes and operated to the extent necessary in order to comply with the intent expressed in this Section 33. Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith. Although the Company intends to administer the Plan so that it will comply with the requirements of Section 409A of the Code, the Company does not represent or warrant that the Plan will comply with Section 409A of the Code or any other provision of federal, state, local, or non-United States law.

Neither the Company nor any of its Subsidiaries, nor its or their respective directors, officers, employees, or advisers, shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of participation in the Plan.

Section 34. Change in Control. Except as otherwise provided in the applicable award agreement, or in any other agreement between the Company or a Subsidiary and the Participant, or as determined by the Board in its sole discretion, in the event of a Change in Control, (i) the vesting of all Stock Options shall be accelerated in full (provided such awards have not already terminated or expired), (ii) the restrictions applicable to all outstanding Restricted Stock Awards shall lapse and such awards shall be settled in full within 45 days of the Change in Control, and (iii) all Performance Awards will become vested at the target performance level (as specified by the Committee) and will be settled within 45 days of the Change in Control unless such Performance Awards are subject to the provisions of Code Section 409A.

Except as otherwise provided in the applicable award agreement, or in any other agreement between the Company or a Subsidiary and the Participant, or as determined by the Board in its sole discretion, if any Stock Option or other right to acquire Common Stock under the Plan has been fully accelerated but is not exercised prior to the consummation of a Change in Control approved by the Board (other than a Change in Control described in Section 2.2(e)), such Stock Option or right will terminate, subject to any provision that has been expressly made by the Committee for the survival, substitution, exchange or other settlement of such Stock Option or right.

002CSN7B02

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2, 4, and 5, and 1 YEAR on Proposal 3.

1. Election of Class II Directors:
	For	Withhold		For	Withhold	+
01 - James R. Helvey III	☐	☐	02 - Owen J. Sullivan	☐	☐
1. Election of Class III Director:
	For	Withhold
01 - Arthur W. Crumlish	☐	☐

	For	Against	Abstain		1 Year	2 Years	3 Years	Abstain
2. To approve, in an advisory and non-binding vote, the compensation of the Company’s Named Executive Officers.	☐	☐	☐

3. To recommend, in an advisory and non-binding vote, whether a non-binding shareholder vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years.

					☐	☐	☐	☐
						For	Against	Abstain
4. To ratify the appointment of KPMG LLP as the Company’s independent registered accounting firm for the 2017 fiscal year.	☐	☐	☐	5. To approve and ratify an amendment to the Company’s 2010 Equity Award Plan.		☐	☐	☐
6. To consider and act upon any other matters that may be properly brought before the meeting or any adjournment thereof.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

                                     02JLHD

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Computer Task Group, Incorporated

Notice of 2017 Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel J. Sullivan and David H. Klein and each of them, as proxy or proxies, with power of substitution to vote all of the shares of Common Stock of Computer Task Group, Incorporated (the “Company”) which the undersigned may be entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustee of the Company’s 401(K) Profit Sharing Retirement Plan (the “Plan”) to vote the shares allocated to the account of the undersigned or otherwise which the undersigned is entitled to vote pursuant to the Plan, as specified on the reverse side of this card, at the Annual Meeting of Shareholders of the Company to be held at the Company’s Headquarters, 800 Delaware Avenue, Buffalo, New York on Wednesday, May 3, 2017 at 10:00 a.m. or at any adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2, 4, and 5, and 1 YEAR on Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)